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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
McLeodUSA Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MCLEODUSA INCORPORATED MCLEODUSA TECHNOLOGY PARK 6400 C STREET SW, P.O. BOX 3177 CEDAR RAPIDS, IOWA 52406-3177 (319) 790-7800

August 7, 2002

Dear Stockholder:

        On behalf of the Board of Directors of McLeodUSA Incorporated, it is my pleasure to invite you to the 2002 Annual Meeting of Stockholders. The Annual Meeting will be held on Friday, September 13, 2002 at 9:30 a.m., local time, at the St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York.

        The Annual Meeting has been called for the following purposes:

  •
  To elect 5 directors to serve on the Board of Directors;

  •
  To ratify the Board of Directors' appointment of Deloitte & Touche LLP as our independent public accountants for the 2002 fiscal year;

  •
  To approve the McLeodUSA Incorporated 2002 Omnibus Equity Plan; and

  •
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as more fully described in the accompanying Proxy Statement.

        The Board of Directors has approved the matters being submitted by McLeodUSA for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" each of the proposals as set forth in the attached Proxy Statement. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete and mail the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card.

Sincerely,
/s/ CHRIS A. DAVIS Chris A. Davis Chairman and Chief Executive Officer

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177
(319) 790-7800

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 13, 2002

        NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of McLeodUSA Incorporated, a Delaware corporation, will be held on Friday, September 13, 2002 at 9:30 a.m., local time, at the St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York, for the following purposes:

  1.
  To elect five directors to serve on the Board of Directors in the class of directors whose term expires in 2005;

  2.
  To ratify the Board of Directors' appointment of Deloitte & Touche LLP as our independent public accountants for the 2002 fiscal year;

  3.
  To approve the McLeodUSA Incorporated 2002 Omnibus Equity Plan; and

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof;

all as more fully described in the accompanying Proxy Statement.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        Pursuant to our Bylaws, the Board of Directors has fixed August 2, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date and eligible to vote will be entitled to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at our offices located at 6400 C Street SW, Cedar Rapids, Iowa 52406.

By Order of the Board of Directors
/s/ CHRIS A. DAVIS Chris A. Davis Chairman and Chief Executive Officer

Cedar Rapids, Iowa
August 7, 2002

        Whether or not you plan to attend the Annual Meeting, please complete and return the enclosed proxy card or vote by telephone or through the Internet as instructed on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of McLeodUSA a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submitted your proxy by telephone or through the Internet, you may also revoke it by submitting a new proxy using the same procedures at a later date.

McLeodUSA Incorporated
McLeodUSA Technology Park
6400 C Street SW, P.O. Box 3177
Cedar Rapids, Iowa 52406-3177
(319) 790-7800

PROXY STATEMENT
2002 ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 13, 2002

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        This Proxy Statement and the accompanying proxy card are furnished to stockholders of McLeodUSA Incorporated entitled to vote in connection with the solicitation by the Board of Directors of McLeodUSA (the "Board of Directors") of proxies to be used at the 2002 Annual Meeting of Stockholders to be held on Friday, September 13, 2002 at 9:30 a.m., local time, at the St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York, and at any adjournment thereof.

        If the enclosed proxy card is properly executed by a holder of shares of Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Preferred Stock or Series B Preferred Stock and returned to McLeodUSA in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

  •
  "FOR" PROPOSAL 1 TO ELECT THE NOMINEES FOR DIRECTOR

  •
  "FOR" PROPOSAL 2 TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2002 FISCAL YEAR

  •
  "FOR" PROPOSAL 3 TO APPROVE THE McLEODUSA INCORPORATED 2002 OMNIBUS EQUITY PLAN

        If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

        Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time before its exercise by filing with the Secretary of McLeodUSA a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A stockholder who submits a proxy by telephone or through the Internet may also revoke it by submitting a new proxy using the same procedures at a later date.

        The cost of solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, our officers, directors or employees also may solicit proxies personally or by telephone or other means. These persons will not be specifically compensated for the solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse these persons for their reasonable expenses.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the proxy card were first mailed to stockholders entitled to vote on or about August 9, 2002.

        The close of business on August 2, 2002 has been fixed by the Board of Directors as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. As of the Record Date, our outstanding capital stock entitled to be voted at the Annual Meeting consisted of:

Class of Voting Securities	Number of Shares Outstanding	Number of Votes
Class A Common Stock, par value $0.01 per share	162,499,986 shares*	Each holder of Class A Common Stock is entitled to one vote per share with respect to all matters as to which a vote is taken at the Annual Meeting.
Class B Common Stock, par value $0.01 per share	78,203,135 shares	Each holder of Class B Common Stock is entitled to approximately 0.81454 votes per share with respect to all matters as to which a vote is taken at the Annual Meeting.**
Class C Common Stock, par value $0.01 per share	35,546,879 shares	The holder of Class C Common Stock is entitled to approximately 1.40800 votes per share with respect to all matters as to which a vote is taken at the Annual Meeting.**
2.5% Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock")	10,000,000 shares	Each holder of Series A Preferred Stock is entitled to four votes per share with respect to all matters as to which a vote is taken at the Annual Meeting.
Series B Preferred Stock, par value $0.01 per share	10 shares	The holder of Series B Preferred Stock is entitled to one vote per share with respect to all matters as to which a vote is taken at the Annual Meeting.

*
Includes 18,000,000 shares of Class A Common Stock held in the disputed claims reserve pursuant to the Plan of Reorganization.

**
In the aggregate, the holders of the Class B Common Stock and Class C Common Stock shall be entitled to one vote per share with respect to all matters as to which a vote is taken at the Annual Meeting.

        Our Bylaws provide that the holders of a majority of the voting rights of the shares issued and outstanding and entitled to vote shall constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

        Assuming the presence of a quorum at the Annual Meeting:

  •
  a plurality of the voting rights represented and entitled to vote at the Annual Meeting is required for election of directors nominated at this annual meeting; and

  •
  a majority of the voting rights represented and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as our independent public accountants and to approve the McLeodUSA Incorporated 2002 Omnibus Equity Plan.

        Unless otherwise required by applicable law or our Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or Bylaws, the affirmative vote of a majority of the voting rights represented and entitled to vote at the Annual Meeting is required to decide any other matter submitted to a stockholder vote. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

        Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as present or entitled to vote on any matter presented at the Annual Meeting. As a result, broker non-votes will not have any effect on Proposal 1, 2 or 3. Abstentions will be counted as shares that are present and entitled to vote on matters presented at the Annual Meeting. As a result, abstentions will not have any effect on Proposal 1 but will have the same effect as a vote against Proposal 2 or Proposal 3.

McLeodUSA's Plan of Reorganization

        On April 16, 2002 (the "Effective Date"), the First Amended Plan of Reorganization of McLeodUSA Incorporated (the "Plan of Reorganization") became effective and McLeodUSA emerged from Chapter 11 protection. The Plan of Reorganization, which resulted in a change of control of McLeodUSA, effected the following changes to McLeodUSA's capital structure:

  •
  The elimination of the approximately $3 billion of indebtedness represented by the outstanding notes (including the 10 1/2% Senior Discount Notes, 9 1/4% Senior Notes, 8 3/8% Senior Notes, 9 1/2% Senior Notes, 8 1/8% Senior Notes, 12% Senior Notes, 11 1/2% Senior Notes and 11 3/8% Senior Notes (collectively, the "Notes"));

  •
  In exchange for the cancellation of the Notes, the distribution to bondholders of their pro rata share of (i) $670 million in cash, (ii) 10,000,000 shares of Series A Preferred Stock and (iii) 5-year warrants to purchase 22,159,091 shares of Class A Common Stock for $30 million in the aggregate;

  •
  The investment by two funds affiliated with Forstmann Little & Co. of $175 million in exchange for (i) 74,027,764 shares of Class A Common Stock, (ii) 5-year warrants to purchase 22,159,091 shares of Class A Common Stock for $30 million in the aggregate and (iii) 10 shares of Series B Preferred Stock;

  •
  The conversion of old Series D Preferred Stock and old Series E Preferred Stock, held by three funds affiliated with Forstmann Little & Co., into 78,203,135 shares of Class B Common Stock and 35,546,879 shares of Class C Common Stock, respectively; and

  •
  The conversion of old Series A preferred stock into 33,696,559 shares of Class A Common Stock.

        The Plan of Reorganization also provided for the distribution of a portion of reorganized McLeodUSA's common stock to holders of old common stock. These holders were entitled to share, together with holders of certain securities claims, in the distribution of 54,775,663 shares of reorganized McLeodUSA Class A Common Stock.

        Stock issued and outstanding:    Under the Plan of Reorganization, the outstanding common stock and preferred stock and all of the Notes were cancelled on the Effective Date. On April 17, 2002, McLeodUSA distributed the cash, new Series A Preferred Stock and warrants to holders of the Notes and distributed the shares of reorganized McLeodUSA common stock to holders of the old preferred stock. No distribution of reorganized McLeodUSA common stock was made to holders of old common stock pending a determination of a disputed claims reserve with respect to any securities claims entitled to share in such distribution. On May 2, 2002, the Bankruptcy Court entered an order establishing a disputed claims reserve at 18,000,000 shares of reorganized McLeodUSA Class A Common Stock pending resolution of the securities claims associated with the putative securities class actions. McLeodUSA then commenced distribution of 36,775,663 shares of reorganized McLeodUSA Class A

Common Stock to record holders of old common stock as of April 5, 2002, the distribution record date under the Plan of Reorganization. Upon the final determination of the amount, if any, of allowed securities claims under the Plan of Reorganization, such holders of old common stock may be entitled to additional distributions of reorganized McLeodUSA Class A Common stock from the 18,000,000 shares held in the disputed claims reserve.

        For a more detailed discussion of the Plan of Reorganization, see "Business—Recent Transactions" in McLeodUSA's Annual Report on Form 10-K/A. Also, see "STOCK OWNERSHIP BY MANAGEMENT AND MORE THAN 5% STOCKHOLDERS" in this Proxy Statement.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

ELECTION OF DIRECTORS
(Proposal 1)

        The Board of Directors currently consists of fifteen directors, divided into three classes of directors serving staggered three-year terms. At the Annual Meeting, five directors will be elected to serve as Class I directors whose term expires in 2005.

        The Board of Directors has nominated the following for director:

  •
  Thomas D. Bell, Jr., Edward D. Breen, Dale F. Frey, Stephen C. Gray and Jeong H. Kim, each for a three-year term.

        Unless otherwise specified on the proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Thomas D. Bell, Jr., Edward D. Breen, Dale F. Frey, Stephen C. Gray and Jeong H. Kim. The Board of Directors believes that such nominees will stand for election and will serve if elected. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to our Certificate of Incorporation, directors are elected by plurality vote.

        Our Bylaws provide that the Board of Directors shall consist of not fewer than seven directors nor more than fifteen directors and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. However, the Bylaws also provide that the Board of Directors will have as members at least (a) five "independent directors," (b) three officers of McLeodUSA selected by the Board of Directors; provided that each such officer shall hold one or more of the following titles: Chairperson; Chief Executive Officer; President; Chief Operating Officer or Chief Financial Officer, (c) the designee of the Series A Preferred Stock, if any (as discussed below), and (d) the designee(s) of the Series B Preferred Stock, if any (as discussed below).

        Pursuant to the Amended and Restated Purchase Agreement, dated as of January 30, 2002, as amended (the "Purchase Agreement"), the funds affiliated with Forstmann Little & Co. which hold McLeodUSA stock agreed that during the period from the closing of the Purchase Agreement until the "Standstill Termination Date," such funds will be present, in person or by proxy, at all meetings of our stockholders so that all of their voting securities are counted for purposes of determining the presence of a quorum at such meetings. Such funds also agreed that, during such period, they will vote their McLeodUSA voting securities in all elections of directors such that the persons specified in clauses (a) and (b) above are elected as members to the Board of Directors. The "Standstill Termination Date" means the earlier of the close of business on the day preceding the third anniversary of the closing of the Purchase Agreement or the date Theodore J. Forstmann is removed, without his consent, as the Chairman of the Executive Committee of the Board of Directors.

Series A Preferred Stock Designee

        The Certificate of Designation for the Series A Preferred Stock provides that for as long as 3,333,333 shares of Series A Preferred Stock remain outstanding, the holders of Series A Preferred Stock will have the right to designate one member of the Board of Directors.

Series B Preferred Stock Designee(s)

        The Certificate of Designation for the Series B Preferred Stock and the Purchase Agreement provide certain funds affiliated with Forstmann Little & Co. (the "Forstmann Funds") with the right to designate members of the Board of Directors and/or non-voting observers to the Board of Directors as follows:

  •
  As long as the Forstmann Funds beneficially own at least 40% of the McLeodUSA common stock they received upon consummation of the Plan of Reorganization, the Forstmann Funds will have the right to designate two members of the Board of Directors.

  •
  As long as the Forstmann Funds beneficially own less than 40%, but more than 20%, of such shares, the Forstmann Funds will have the right to designate one member of the Board of Directors and one non-voting observer to the Board of Directors.

  •
  Once the Forstmann Funds beneficially own 20% or less of such shares, the Forstmann Funds will have no rights to designate members of the Board of Directors; but, as long as the Forstmann Funds beneficially own any of such shares, the Forstmann Funds will have the right to designate two non-voting observers to the Board of Directors.

        The Purchase Agreement also provides the other Forstmann Little & Co. funds that beneficially own McLeodUSA securities with the right to designate observers to the Board of Directors as necessary to maintain the venture capital operating company status of their investment in McLeodUSA.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS.

Information as to Nominees, Continuing Directors and Executive Officers

        The following table sets forth information regarding the Board of Directors' five nominees for election as directors, those directors who will continue to serve as such after the Annual Meeting and the Executive Officers.

Nominees:	Age at August 5, 2002	Director Since	Term Expiring	Position(s) Held with the Company
Class I
Thomas D. Bell, Jr. (2)	52	2001	2005	Director
Edward D. Breen (2)(3)	46	2001	2005	Director
Dale F. Frey (1)(3)	69	2001	2005	Director
Stephen C. Gray (3)	44	1993	2005	President and Director
Jeong H. Kim	41	2002	2005	Director
Continuing Directors:
Class II
G. Kenneth Burckhardt	47	2002	2003	Executive Vice President and Chief Financial Officer and Director
James E. Hoffman	49	2000	2003	Director
Farid Suleman (1)	50	2002	2003	Director
Peter V. Ueberroth (2)	64	2001	2003	Director
Juan Villalonga	49	2002	2003	Director
Class III
Jeffrey D. Benjamin (4)	41	2002	2004	Director
Thomas M. Collins (1)	74	1993	2004	Director
Chris A. Davis (3)	51	2001	2004	Chairman of the Board of Directors and Chief Executive Officer
Theodore J. Forstmann (3)(5)	62	1999	2004	Director and Chairman of the Executive Committee of the Board of Directors
Thomas H. Lister (2)(3)(5)	38	2001	2004	Director

(1)
Currently a member of the Audit Committee.

(2)
Currently a member of the Compensation Committee.

(3)
Currently a member of the Executive Committee.

(4)
Selected as a director by the holders of Series A Preferred Stock.

(5)
Selected as a director by the holders of Series B Preferred Stock.

        The principal occupations for the past five years of each of the five nominees for director, the ten directors whose terms of office will continue after the Annual Meeting and the listed Executive Officers are set forth below.

Chris A. Davis
Chairman of the Board of Directors and Chief Executive Officer

Ms. Davis has been Chairman and Chief Executive Officer since April 2002. She joined McLeodUSA in August 2001 as Chief Operating and Financial Officer, member of the Board of Directors, and member of the Board's Executive Committee. She previously served as Executive Vice President and Chief Financial and Administrative Officer of ONI Systems from May 2000 to August 2001. She was

Executive Vice President and Chief Financial Officer, and a member of the Board of Directors, for Gulfstream Aerospace Corporation from May 1993 to April 2000. Before joining Gulfstream in 1993, Ms. Davis spent 17 years at General Electric Company, where she held various managerial and executive positions. Ms. Davis also serves on the Board of Directors for Cytec Industries Inc., Rockwell Collins, Inc. and Wolverine Tube, Inc.

Stephen C. Gray
President and Director

Mr. Gray has been an officer and a director of McLeodUSA since 1993. Prior to joining McLeodUSA, Mr. Gray served from August 1990 to September 1992 as Vice President of Business Services at MCI, where he was responsible for MCI's local access strategy and for marketing and sales support of the Business Markets division. From February 1988 to August 1990, he served as Senior Vice President of National Accounts and Carrier Services for Telecom*USA, where his responsibilities included sales, marketing, key contract negotiations and strategic acquisitions and combinations. From September 1986 to February 1988 Mr. Gray held a variety of management positions with Williams Telecommunications Company.

G. Kenneth Burckhardt
Executive Vice President and Chief Financial Officer and Director

Mr. Burckhardt was named Executive Vice President and Chief Financial Officer, and also elected to the McLeodUSA Board of Directors, in April 2002. Prior to joining McLeodUSA, Mr. Burckhardt was interim CFO at ONI Systems, a leading optical networking company, from August 2001 to February 2002 and served as Vice President—Finance from May 2000 to August 2001. From December 1994 to May 2000, he worked at Gulfstream Aerospace Corporation, most recently as Senior Vice President, Finance. From 1977 to 1994, he held various financial management positions at the General Electric Company.

Thomas D. Bell, Jr.
Director

Mr. Bell has served as a director of McLeodUSA since August 2001. Mr. Bell serves as President and CEO of Cousins Properties Incorporated. From January 2001 to July 2001, Mr. Bell was a Special Limited Partner of Forstmann Little & Co. Mr. Bell is the former Chairman and CEO of Young & Rubicam, a leading global marketing services firm. Earlier in his career, he was President and CEO of Burson-Marsteller, a leading public relations firm, Vice Chairman of Gulfstream Aerospace and Executive Vice President of Ball Corporation. He is a director on the boards of Lincoln Financial Group, Cousins Properties Inc., Regal Entertainment Group and Credit Suisse Group.

Jeffrey D. Benjamin
Director

Mr. Benjamin was named to the McLeodUSA Board of Directors in April 2002. He has been Managing Director of Libra Securities LLC, an investment banking firm, since January 2002. He has been employed by Libra Securities LLC and its predecessors since May 1998, serving in various capacities including Co-Chief Executive Officer. From May 1996 to May 1998, Mr. Benjamin was Managing Director at UBS Securities LLC, an investment banking firm. He is also a director of Chiquita Brands International, Inc. and EXCO Resources, Inc.

Edward D. Breen
Director

Mr. Breen has served as a director of McLeodUSA since August 2001. In July 2002, Mr. Breen was named Chairman and Chief Executive Officer of Tyco International Ltd. Until July 2002, Mr. Breen was President and Chief Operating Officer of Motorola, Inc. Prior to becoming President and Chief

Operating Officer, he had served as Executive Vice President and President of Motorola and President of its Networks Sector, and as President and Chief Executive Officer of General Instrument Corporation from 1997 until it was acquired by Motorola in 2000. Mr. Breen is a director of CommScope, Inc. and Tyco International Ltd.

Thomas M. Collins
Director

Mr. Collins has served as a director of McLeodUSA since April 1993. Mr. Collins is Of Counsel and Past Chairman of Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, where he had practiced law since 1952. Mr. Collins was a director of Teleconnect and its successor, Telecom*USA, from 1985 to August 1990. He is also a director of APAC Customer Services, Inc., a provider of customer relationship management services.

Theodore J. Forstmann
Chairman of the Executive Committee of the Board of Directors

Mr. Forstmann was appointed Chairman of the Executive Committee of the McLeodUSA Board of Directors in August 2001. He has served as a director of McLeodUSA since September 1999. Mr. Forstmann is co-founder and senior partner of Forstmann Little & Co., a major New York private equity firm that has invested about $12 billion in 29 acquisitions in the past two decades. Forstmann Little's best-known acquisitions include Gulfstream Aerospace, General Instrument, Ziff-Davis Publishing, Community Health Systems, Yankee Candle, Dr. Pepper and Topps. Mr. Forstmann serves as a director of Community Health Systems, Yankee Candle Company and Citadel Communications.

Dale F. Frey
Director

Mr. Frey has served as a director of McLeodUSA since August 2001. Mr. Frey is retired from General Electric and General Electric Investment Corporation, were he served in various executive positions, including Chairman of the Board and President of GEI and Vice President and Treasurer of GE. In addition, he served in a number of managerial positions in Finance in the Aerospace and Defense, Aircraft Engine and Power Delivery businesses at GE. He also served as Staff Executive-International Finance Operation. Mr. Frey is a veteran of the U.S. Air Force. He is a member of the Boards of Directors of Yankee Candle Company, Aftermarket Technology Corp., Community Health Systems, Praxair, Inc., Roadway Express, Inc., Invemed Catalyst Fund and Vantis Equity Associates. He serves as a member of the Forstmann Little & Co. and Aurora Capital Advisory Committees. Mr. Frey is the Chairman of the Damon Runyon Cancer Research Foundation, a member of the Board of Overseers of New York University Leonard N. Stern School of Business and a trustee of Franklin and Marshall College.

James E. Hoffman
Director

Mr. Hoffman has served as a director of McLeodUSA since May 2000. Mr. Hoffman is Executive Vice President—Business Development for Alliant Energy Corporation. Since April 1998, he has been President of Alliant Energy Resources, Inc., a wholly owned subsidiary of Alliant Energy Corporation. He previously served in a number of executive positions at Alliant Energy, including President of Alliant Energy Resources, Inc. Prior to joining Alliant Energy in 1995, Mr. Hoffman served as Chief Information Officer for MCI Communications. He also served as Executive Vice President of Telecom*USA.

Jeong H. Kim
Director

Jeong H. Kim, Ph.D. was elected a director of McLeodUSA in May 2002. He was most recently President of the Optical Networking Group at Lucent Technologies, which he joined in 1998 after Lucent acquired Yurie Systems for $1.1 billion. He founded Yurie Systems, a high-tech communications equipment company in 1992, and served as Chairman and CEO until its acquisition by Lucent. His early career encompassed computer design, satellite systems design and data communications, and included seven years as a Nuclear Submarine Officer in the U.S. Navy. He holds a Ph.D. in Reliability Engineering from the University of Maryland, and a Master's Degree in Technical Management from Johns Hopkins University. Among his service commitments, Kim served on an eight member Presidential Commission on Review of U.S. Intelligence. He currently serves on the boards of In-Q-Tel, Stanford University's Institute for International Studies, the Johns Hopkins University, the University of Maryland College Park Foundation and GIV Global Private Equity.

Thomas H. Lister
Director

Mr. Lister has served as a director of McLeodUSA since November 2001. Mr. Lister became a general partner of Forstmann Little & Co. in 1997, after joining the firm as an associate in 1993. Mr. Lister worked in the Mergers & Acquisitions Department at Morgan Stanley from 1986 to 1989 and again from 1991 to 1993. He is also a director of Community Health Systems.

Farid Suleman
Director

Farid Suleman was elected a director of McLeodUSA in May 2002. He has been the CEO of Citadel Communications and a Special Limited Partner of Forstmann Little & Co. since March 2002. Prior to joining Forstmann Little, he was President and CEO of Infinity Broadcasting Corp., one of the largest radio broadcasting and outdoor advertising companies in America. He was previously Executive Vice President, Chief Financial Officer, Treasurer and Director of Infinity Broadcasting Corp. and also Senior Vice President of CBS Station Group. Suleman is a Director of Westwood One and was also Westwood One's Executive Vice President and Chief Financial Officer.

Peter V. Ueberroth
Director

Mr. Ueberroth has served as a director of McLeodUSA since August 2001. Mr. Ueberroth is the Managing Director of Contrarian Group, Inc., an investment and management company, and is Owner and Co-Chairman of the Pebble Beach Company. He also serves as the Chairman of the Board of Ambassadors International. He previously served as the Commissioner of Major League Baseball and as President of the Los Angeles Olympic Organizing Committee, the private non-profit organization responsible for staging and operating the 1984 Los Angeles Olympic Games. In 1962, Mr. Ueberroth founded First Travel Company, which grew to become the second largest travel business in North America with over 300 wholly owned retail travel agencies when it was sold in 1980. He serves on the boards of Ambassadors International, Bank of America Corporation, The Coca-Cola Company, and Hilton Hotels Corporation.

Juan Villalonga
Director

Juan Villalonga was elected to the McLeodUSA Board of Directors in May 2002. He most recently served as Chairman and CEO of Telefónica Group from 1996 to 2000, and was instrumental in Telefónica's transformation into one of Europe's four largest telecommunications companies and the leading telecommunications company in Latin America. While at Telefónica, Villalonga also created the Internet portal Terra Networks, and led its $12.5 billion acquisition of U.S. portal Lycos. Previously, he headed the activities of Bankers Trust Company in Spain and Portugal, and was CEO of Credit Suisse

First Boston in Spain. Earlier in his career, he was a partner at the international consulting firm McKinsey & Co., where he worked for nine years throughout the United States, Portugal, Spain and Italy. He serves on the Boards of Univision and Banco Espirito Santo Group, and is a member of the Advisory Board of Ben Gurion University.

Corporate Governance and Related Matters

        The Board of Directors conducts its business through meetings and through its committees. The Executive Committee of the Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to our Bylaws, other candidates also may be nominated by any stockholder, provided such other nomination(s), together with the identity of the nominator and the number of shares of McLeodUSA stock owned, directly and indirectly, by the nominator, are submitted in writing to the Secretary of McLeodUSA not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. No such nominations have been received as of the date of this Proxy Statement in connection with the Annual Meeting.

        The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee.

        The Executive Committee.    The Executive Committee was established in July 2000 and its current members are Ms. Davis and Messrs. Gray, Breen, Forstmann, Frey and Lister. The Executive Committee has and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of McLeodUSA to the fullest extent permitted by applicable law. Mr. Forstmann serves as the Chairman of the Executive Committee.

        The Audit Committee.    The Audit Committee, among other things, recommends the firm to be appointed as independent public accountants to audit our financial statements, discusses the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants our interim and year-end operating results, considers the adequacy of our internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent public accountants. The current members of the Audit Committee are Messrs. Collins, Frey and Suleman. The Board of Directors amended and restated in December 2000 the written charter for the Audit Committee. In addition, the Board of Directors has determined that the members of the Audit Committee meet the independence requirements of the National Association of Securities Dealers. Mr. Frey serves as Chairman of the Audit Committee.

        The Compensation Committee.    The Compensation Committee reviews and recommends the compensation arrangements for management and administers McLeodUSA's stock option plan. The current members of the Compensation Committee are Messrs. Bell, Breen, Lister and Ueberroth. Mr. Breen serves as Chairman of the Compensation Committee.

        During the fiscal year ended December 31, 2001, the Board of Directors met or acted by unanimous consent 12 times. During the same period, the Executive Committee met 9 times, the Audit Committee met 5 times and the Compensation Committee met 9 times. During the fiscal year ended December 31, 2001, no director attended fewer than 75% of the total of all meetings of the Board of Directors and any committee on which the director served.

Directors' Compensation

        Our directors who are also employees receive no directors' fees. Non-employee directors receive directors' fees of $1,000 for each Board and committee meeting attended in person and $500 for each

Board and committee meeting attended by telephone. In addition, directors are reimbursed for reasonable out-of-pocket travel expenditures incurred in connection with their attendance at Board and committee meetings.

        During fiscal year 2001, directors were also eligible to receive grants of stock options under the Directors Stock Option Plan (the "Directors' Plan") and the 1996 Employee Stock Option Plan, as amended. Under the Directors' Plan, an aggregate of 6,600,000 shares of Class A common stock, par value $0.01 per share (the "Old Class A common stock") were reserved for purchase pursuant to option grants to McLeodUSA directors who are not officers or employees. Options for 4,810,000 shares of Old Class A common stock had been granted under the Directors' Plan and options to purchase 2,613,750 shares of Old Class A common stock had been exercised as of December 31, 2001. Each eligible director who commenced service as a director was granted an initial option to purchase up to 120,000 shares of Old Class A common stock under the Directors' Plan. Each eligible director was also granted additional options to purchase up to 60,000 shares of Old Class A common stock after each subsequent annual meeting of stockholders under the Directors' Plan. In addition, eligible directors could be granted such discretionary options under the Directors' Plan, in addition to the foregoing options, as determined by the Board; provided that no more than an aggregate of 600,000 shares of Old Class A common stock could be granted as discretionary options. On April 16, 2002, the effective date of the Plan of Reorganization, all outstanding options under the Directors' Plan were cancelled and the Directors' Plan was replaced by the McLeodUSA Incorporated 2002 Omnibus Equity Plan (the "Omnibus Plan").

        As of December 31, 2001, 1,770,000 options had been granted to non-employee directors under the McLeodUSA 1996 Employee Stock Option Plan, none of which had been exercised. On April 16, 2002, the effective date of the Plan of Reorganization, all outstanding options under the 1996 Employee Stock Option Plan were cancelled, and the 1996 Employee Stock Option Plan was replaced by the Omnibus Plan.

        Other than the compensation described above, none of the directors received any compensation from McLeodUSA in 2001 in connection with their service as directors. Effective as of April 16, 2002 (the effective date of the Plan of Reorganization), directors became eligible to receive awards under the Omnibus Plan, which was adopted in accordance with the Plan of Reorganization. See "APPROVAL OF THE MCLEODUSA INCORPORATED 2002 OMNIBUS EQUITY PLAN (Proposal 3)—Description of the McLeodUSA Incorporated 2002 Omnibus Equity Plan."

        Pursuant to the Omnibus Plan, the Compensation Committee adopted on April 18, 2002 (and the Board of Directors ratified and confirmed on April 24, 2002) a general policy for granting stock options to directors. The policy provides that non-employee directors will be granted, on a one-time basis, options to acquire 300,000 shares, plus an additional 100,000 options for each committee on which a director serves, plus an additional 325,000 options for serving as chair of the Executive Committee, and upon resignation such directors will have one year to exercise any options which are vested at the time of resignation. The policy also provides that stock options for such directors serving at the time of establishment of the policy will vest 25% on the date of grant and 25% per year for the following three years and that stock options for such directors subsequently elected or appointed would vest one-third on each of the first three years following the date of grant and, in either case, the options would vest fully upon a change of control. The non-employee directors serving on April 18, 2002 were granted options in accordance with the policy, including Messrs. Hesse and Claudy who have each subsequently resigned. On April 18, 2002, Mr. McLeod and Mr. Wilkens were granted options to acquire 500,000 shares and 300,000 shares, respectively, which vested 25% upon date of grant and 25% per year for the following three years and which provided that such options would fully vest upon retirement and that such options could be exercised for a period of one-year following either retirement or the end of the term of their current employment agreement, whichever is later. Mr. McLeod and Mr. Wilkens have each subsequently retired.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

        The following table sets forth a summary of the compensation paid during 2001, 2000 and 1999 for services rendered in all capacities to McLeodUSA and its subsidiaries by certain of our past and present executive officers (namely, "Named Executive Officers"):

		Annual Compensation					Long-Term Compensation Awards Underlying Options (1)
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation				All Other Compensation (2)
Clark E. McLeod(12) Chairman, Director	2001 2000 1999	$400,000 397,692 250,000	$82,350 166,651 142,000	(11)	$	— — —	— 3,000,000 —	(10)	$1,883,400 1,883,400 1,883,200	(3) (3) (3)
Stephen C. Gray President, Chief Executive Officer and Director	2001 2000 1999	$400,000 397,692 250,000	$82,350 166,651 142,000	(11)		8,954 — —	— 6,000,000 3,000,000	(10)	3,400 3,400 3,200
Chris A. Davis(4) Chairman and Chief Executive Officer and Director	2001 2000 1999	153,846 — —	8,186,398 — —			3,014 — —	6,000,000 — —		2,207,325 — —	(6)
Roy A. Wilkens(5) President and Chief Executive Officer—Network Services and Director	2001 2000 1999	206,000 393,846 —	77,557 117,736 —	(11)		— — —	— 6,000,000 180,000	(10)	— — —
Arthur L. Christoffersen(13) President and Chief Executive Officer—Publishing Services	2001 2000 1999	200,000 200,000 180,000	394,500 90,000 110,000	(9)		3,900 4,050 20,035	50,000 390,000 450,000		3,400 3,400 3,200
Randall Rings(14) Group Vice President—Law and Secretary	2001 2000 1999	170,000 160,000 116,538	284,376 209,634 61,728	(9)		— — —	40,000 300,000 720,000		3,400 3,217 3,200
Blake O. Fisher, Jr.(15) Group Vice President— Planning and Development	2001 2000 1999	180,000 179,999 175,000	302,214 236,288 102,680	(9)		— — —	30,000 120,000 360,000		3,474 3,400 342,690	(7) (8)

(1)
On April 16, 2002, the effective date of the Plan of Reorganization, all outstanding options were cancelled.

(2)
Unless otherwise indicated, all other compensation represents matching contributions made by McLeodUSA to the McLeodUSA Incorporated 401(k) Plan on behalf of the applicable individual.

(3)
For 2000 and 1999, includes $1,880,000 of premiums paid on split dollar life insurance policies for the benefit of the McLeod Family 1998 Special Trust. In January 2002, McLeodUSA and the trustees of The McLeod Family 1998 Special Trust entered into a modification and restatement of the split dollar agreement pursuant to which the trustees made a payment to McLeodUSA in the amount of $2,700,000 in exchange for the release of McLeodUSA's collateral assignments on the existing policies and for the agreement of McLeodUSA to make a single further premium payment of $1,880,000 (the payment otherwise due in December 2001 under the split dollar agreement, as modified) to acquire additional insurance on the lives of Clark and Mary McLeod. As a result of this modification and restatement, McLeodUSA was fully released from its obligations to make future payments under such agreement. For additional information, see "Certain Relationships and Related Transactions."

(4)
Ms. Davis joined McLeodUSA as Chief Operating and Financial Officer and Director in August 2001 and became Chairman and Chief Executive Officer on April 24, 2002.

(5)
Mr. Wilkens resigned as an officer in the fourth quarter of 2001 and as a director in May 2002.

(6)
Includes $2,207,325 paid by McLeodUSA to Ms. Davis for reimbursement of relocation expenses and a gross-up payment for associated taxes (including proceeds and gross-up related to the sale of Ms. Davis' home).

(7)
Includes $74 paid by McLeodUSA to Mr. Fisher for reimbursement of relocation expenses.

(8)
Includes $339,490 paid by McLeodUSA to Mr. Fisher for reimbursement of relocation expenses.

(9)
Includes the fair market value (utilizing the Black-Scholes valuation method) of stock options issued in lieu of a cash bonus on May 7, 2001 in the amount of $294,500 for Mr. Christoffersen, $250,325 for Mr. Rings and $265,050 for Mr. Fisher. These options were granted with an exercise price of $6.03, which was the closing price of the Old Class A common stock on the day prior to the grant. On the effective date of the Plan of Reorganization, all options granted during 2001 were cancelled.

(10)
These options were cancelled during 2001.

(11)
Amount paid in 2001 pursuant to bonus plan in effect for performance during 2000. No cash bonus was paid for performance during 2001.

(12)
Mr. McLeod retired from his position as Chairman and Director in April 2002.

(13)
In April 2002, upon the sale of the publishing business, Mr. Christoffersen ended his service as an officer of McLeodUSA.

(14)
Mr. Rings resigned as an officer effective July 20, 2002.

(15)
Mr. Fisher resigned as an officer effective May 15, 2002.

Stock Option Grants in the 2001 Fiscal Year

        The following table sets forth information relating to stock options granted during the fiscal year ended December 31, 2001 to the Named Executive Officers. On April 16, 2002, the effective date of the Plan of Reorganization, all options granted during 2001 were cancelled.

Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Percent of Total Options Granted to Employees in Fiscal Year
Number of Securities Underlying Options Granted (5)
Name					Exercise Price			Expiration Date
							Grant Date		5%		10%
Clark E. McLeod(6)	—		—			—	—	—		—		—
Stephen C. Gray	—		—			—	—	—		—		—
Chris A. Davis	6,000,000	(4)	24.78%			$1.12	August 29, 2001	August 29, 2011		$4,226,172		$10,709,949
Roy A. Wilkens(3)	—		—			—	—	—		—		—
Arthur L. Christoffersen(7)	50,000 50,000	(1) (2)	.21 ..21	% %	$ $	6.03 6.03	May 7, 2001 May 7, 2001	May 7, 2011 May 7, 2011	$ $	189,612 189,612	$ $	480,513 480,513
Randall Rings(8)	40,000 42,500	(1) (2)	.17 ..18	% %	$ $	6.03 6.03	May 7, 2001 May 7, 2001	May 7, 2011 May 7, 2011	$ $	151,689 161,170	$ $	384,411 408,436
Blake O. Fisher, Jr.(9)	30,000 45,000	(1) (2)	.12 ..19	% %	$ $	6.03 6.03	May 7, 2001 May 7, 2001	May 7, 2011 May 7, 2011	$ $	113,767 170,651	$ $	288,308 432,462

(1)
These options vested according to the following schedule: 25% per year for four years commencing on January 2, 2002.

(2)
These options vested according to the following schedule: 25% on July 1, 2001, 25% on October 1, 2001 and 50% on January 1, 2002.

(3)
Mr. Wilkens resigned as an officer in the fourth quarter of 2001 and as a director in May 2002.

(4)
These options vested according to the following schedule: 25% immediately and 25% per year for the next three years.

(5)
On the effective date of the Plan of Reorganization, all options granted during 2001 were cancelled.

(6)
Mr. McLeod retired from his position as Chairman and Director in April 2002.

(7)
In April 2002, upon the sale of the publishing business, Mr. Christoffersen ended his service as an officer of McLeodUSA.

(8)
Mr. Rings resigned as an officer effective July 20, 2002.

(9)
Mr. Fisher resigned as an officer effective May 15, 2002.

Fiscal Year-end Option Values

        The following table sets forth information for each Named Executive Officer concerning the exercise of options during fiscal year 2001, the number of securities underlying unexercised options at the 2001 year-end and the year-end value of all unexercised in-the-money options held by such individuals. On April 16, 2002, the effective date of the Plan of Reorganization, all outstanding options were cancelled.

			Number of Unexercised Options at Fiscal Year-end(4)		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clark E. McLeod (5)	—	$—	956,002	331,998	$—	$—
Stephen C. Gray	—	$—	2,454,762	3,246,750	$36,222	$—
Chris A. Davis (2)	—	$—	1,500,000	4,500,000	$—	$—
Roy A. Wilkens (3)	—	$—	162,249	90,000	$—	$—
Arthur L. Christoffersen (6)	—	$—	572,001	1,068,000	$—	$—
Randall Rings(7)	—	$—	182,447	1,070,749	$—	$—
Blake O. Fisher, Jr.(8)	—	$—	1,049,054	694,998	$—	$—

(1)
Represents the difference between the exercise price and the closing price of McLeodUSA Class A common stock on the NASDAQ National Market on December 31, 2001.

(2)
Ms. Davis did not join McLeodUSA or receive an option grant until August 2001.

(3)
Mr. Wilkens resigned as an officer in the fourth quarter of 2001 and as a director in May 2002.

(4)
On the effective date of the Plan of Reorganization, all outstanding options were cancelled.

(5)
Mr. McLeod retired from his position as Chairman and Director in April 2002.

(6)
In April 2002, upon the sale of the publishing business, Mr. Christoffersen ended his service as an officer of McLeodUSA.

(7)
Mr. Rings resigned as an officer effective July 20, 2002.

(8)
Mr. Fisher resigned as an officer effective May 15, 2002.

Bonus Plan and Other Benefit Programs

        McLeodUSA has a contributory retirement plan (the "401(k) Plan") for its employees (including executive officers) age 21 and over with at least three months of service with McLeodUSA. The 401(k) Plan provides that each participant may contribute up to 50% (the limit was 15% for 2001 and prior years) of his or her salary (not to exceed the annual statutory limit). During 2001, McLeodUSA made matching contributions to each participant's account equal to 50% of the participant's contribution up to 2% of the participant's annual compensation. In addition, McLeodUSA may make a discretionary annual match of up to another 50% of the participant's contribution up to 2% of the participant's annual compensation. Thus, the total matching contribution can be up to 4% of the participant's annual compensation. Although McLeodUSA makes such matching contributions in McLeodUSA common stock, employees are otherwise prohibited from purchasing McLeodUSA common stock with their own contributions to the 401(k) Plan. No discretionary annual match was made for 2001. In addition, as of December 29, 2001, McLeodUSA ceased making the 50% matching contributions.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is composed entirely of outside directors. The current members of the Compensation Committee are Thomas D. Bell, Jr., Edward D. Breen, Thomas H. Lister and Peter V. Ueberroth. During 2000 and 2001, the Compensation Committee consisted of Paul D. Rhines (January 1, 2000 through July 31, 2001), Thomas M. Collins (January 1, 2000 through October 23, 2001), Lee Liu (January 1, 2000 through May 31, 2000) and Erskine Bowles (May 31, 2000 through October 4, 2001). Mr. Liu retired from the Board of Directors on May 31, 2000. Mr. Rhines resigned from the Board of Directors effective July 31, 2001. Mr. Bowles resigned from the Board of Directors effective October 4, 2001 to seek public office as a United States Senator representing North Carolina.

        During 2001 and for the six months ended June 30, 2002, McLeodUSA paid 2060 Partnership, L.P. $349,517 and $209,443, respectively, for the rental of office and parking spaces in Cedar Rapids, Iowa. 2001 Development Company, an Iowa corporation, is the general partner and 80% owner of 2060 Partnership, L.P. Alliant Energy and McLeodUSA own 54.56% and 3.03%, respectively of the outstanding stock of 2001 Development Company. The directors and officers of 2001 Development Company include Mr. Collins and James E. Hoffman, directors of McLeodUSA, and Clark E. McLeod, a director and executive officer of McLeodUSA until his retirement in April 2002. Mr. Lee Liu, a former Compensation Committee member, was Chairman of Alliant Energy until April 2000. Mr. Hoffman, a director of McLeodUSA, is Executive Vice President of Alliant Energy.

        Mr. Collins is also a director of APAC Customer Services, Inc. ("APAC"). In March 2000, McLeodUSA entered into an agreement with APAC under which APAC provides sales, marketing and customer care services to McLeodUSA. McLeodUSA paid $1,352,778 in 2001 and $3,366,773 for the six months ended June 30, 2002 to APAC under this agreement. APAC paid McLeodUSA $380,098 in 2001 and $226,472 for the six months ended June 30, 2002 for telecommunications services. Clark E. McLeod, an executive officer and director of McLeodUSA until his retirement in April 2002, is also a director of APAC.

        During 2001 and for the six months ended June 30, 2002, McLeodUSA paid $127,698 and $33,812, respectively, to Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for legal services rendered. McLeodUSA provides local and long distance telephone service for Shuttleworth & Ingersoll, P.C., for which McLeodUSA was paid $40,050 in 2001 and $20,498 for the six months ended June 30, 2002. Thomas M. Collins is Of Counsel at Shuttleworth & Ingersoll, P.C.

        For a description of certain other transactions, see "Certain Relationships and Related Transactions."

Employment, Confidentiality and Non-competition Contracts

        McLeodUSA entered into executive employment agreements with Clark E. McLeod, Stephen C. Gray and Roy A. Wilkens on January 7, 2000 and with Chris A. Davis on August 1, 2001 (collectively, the "Executives"). These agreements set forth the terms and conditions for the respective employment of the Executives. The significant terms of the agreements are as follows:

  •
  Term. The term of each of the agreements with Messrs. McLeod, Gray and Wilkens runs until January 7, 2003. The term of the agreement with Ms. Davis runs until August 13, 2004.

  •
  Salary and Bonus Compensation. Each of the Executives received an initial base annual salary of $400,000, subject to a potential increase each year based on competitive survey data. In addition, each Executive is entitled to bonus opportunities set at not less than 50% of the base annual salary. However, by mutual agreement, Mr. Wilkens' salary was reduced during 2001 to $12,000 annually.

  •
  Equity Compensation. In connection with the agreements, Mr. McLeod was granted an option to purchase 3,000,000 shares of Old Class A common stock and each of Messrs. Gray and Wilkens were granted an option to purchase 6,000,000 shares of Old Class A common stock each with an exercise price of $17.5208 per share. Ms. Davis was granted an option to purchase 6,000,000 shares of Old Class A common stock with an exercise price of $1.12 per share. Each option has an option exercise price equal to the fair market value of the common stock on the date of the grant which is in accordance with the McLeodUSA 1996 Employee Stock Option Plan. Each of the options granted to Messrs. McLeod, Gray and Wilkens were voluntarily cancelled in 2001. On the effective date of the Plan of Reorganization, all outstanding options were cancelled.

  •
  Split Dollar Life Insurance. Pursuant to Mr. McLeod's agreement, McLeodUSA has paid a portion of the premiums on split dollar life insurance premiums for the benefit of The McLeod Family 1998 Special Trust. See "Certain Relationships and Related Transactions."

  •
  Other Benefits. Each Executive is eligible to participate in all McLeodUSA standard benefit plans.

  •
  Non-competition and Non-solicitation. The Executives are bound by non-competition and non-solicitation covenants for the term of the agreements, and for an additional year in certain circumstances.

  •
  Severance Benefits. If an Executive terminates his or her employment for good reason or if McLeodUSA terminates such Executive's employment in breach of the agreement, the Executive is entitled to: (1) full salary through the date of termination and amounts due under any applicable compensation plan; (2) a liquidated damages payment approximately equal to the number of years (including partial years) remaining in the term of the agreement, multiplied by the Executive's salary and bonus on the date of termination; (3) full vesting of stock options granted during the term of the agreement, with such options to remain exercisable for four years; (4) continued health and related benefits for the remainder of the term of the agreement; and (5) a gross-up payment to cover excise tax payments due on the Executive's severance benefits.

  •
  Additional Compensation and Relocation Expenses. Ms. Davis was paid a one-time signing bonus of $5,000,000 as compensation for loss of unvested option shares of ONI Systems Corp. ("ONI"). In addition, the agreement provided that to the extent that Ms. Davis exercises any of her vested options to purchase ONI common stock and on the earliest possible date that she can sell shares of ONI common stock, she sells any shares acquired upon such exercises and the gross sale price is less than $24 per share, McLeodUSA shall make an additional payment to her of the difference between the sale price and $24, for up to 162,500 shares. Ms. Davis sold the ONI common stock in accordance with her agreement and was paid $3,186,398 for the difference between the sale price for such stock and $24 for all 162,500 shares that she sold. Pursuant to the terms of her Agreement, McLeodUSA paid $4.3 million to Ms. Davis to purchase her home in Los Gatos, CA, approximately $988,000 for reimbursement of related taxes and $118,000 for related relocation expenses.

        McLeodUSA has agreements with most members of senior management, including the remaining Named Executive Officers, which govern matters of employment, non-solicitation and non-competition. These agreements typically provide that the applicable senior management employee may not compete with McLeodUSA during the term of his or her employment and for either a one or a two-year period following a termination for cause, a resignation or a voluntary termination of employment. The agreements also provide that employees subject to the agreements may not disclose any McLeodUSA confidential information while employed by McLeodUSA or thereafter. Certain agreements provide that the employee may not solicit McLeodUSA customers or employees after leaving employment. The agreements have an indefinite term and may be terminated upon advance written notice by either party; provided, however, that the confidentiality and non-competition obligations will survive any such termination. As partial consideration for the execution of the employment, confidentiality, and non-competition agreements, McLeodUSA granted to the employees signing such agreements options to purchase shares of Old Class A common stock at exercise prices which were based on the fair market value of the Old Class A common stock on the date of grant. Such options were granted pursuant to the McLeodUSA 1996 Employee Stock Option Plan. On the effective date of the Plan of Reorganization, all outstanding options were cancelled.

Change of Control Arrangements

        McLeodUSA has entered into change-of-control agreements with certain of its officers, including the Named Executive Officers who are not parties to executive employment agreements, that provide for payments and benefits in connection with specified terminations of employment after a change of control of McLeodUSA. The change-of-control agreements terminate on December 31, 2006, unless a change of control has occurred during the six months preceding December 31, 2006, in which case the agreements terminate on December 31, 2007. If an executive who is a party to a change-of-control agreement terminates employment within six months after a change of control or, if within 24 months after a change of control, the executive's employment is terminated by McLeodUSA (other than for disability, cause, death or retirement) or by the executive following a material reduction in responsibilities or compensation:

  •
  the executive will be entitled to a lump sum payment equal to between 12 and 24 times the executive's average monthly compensation during the 12 months immediately preceding the change of control or the date of termination, whichever average monthly compensation is higher;

  •
  all of the executive's outstanding options to purchase stock of McLeodUSA will become immediately exercisable in full; and

  •
  if the executive elects to continue coverage under the group health plan, McLeodUSA will continue to pay the employer portion of the premiums for such coverage for the longer of 24 months or the period of coverage provided by Section 4980B of the IRC.

        An executive who is entitled to payment(s) pursuant to a change-of-control agreement is subject to a non-compete provision generally restricting the executive from competing with McLeodUSA for a two-year period after the termination of employment.

        The implementation of the Plan of Reorganization caused a change of control under the agreements. Messrs. Fisher and Rings, as well as certain other officers, terminated their employment and received the benefits provided under their respective agreement.

        As discussed in the section above, the executive employment agreements with Clark E. McLeod, Stephen C. Gray, Chris A. Davis and Roy A. Wilkens provide for certain payments in the event of a termination of employment. These agreements and those agreements discussed above with members of senior management also contain non-competition, non-solicitation and confidentiality covenants that are effective after employment is terminated. Mr. McLeod and Mr. Wilkens have terminated their employment and are receiving benefits pursuant to their respective agreements.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has prepared the following report on policies with respect to the compensation of executive officers for 2001.

        Decisions on compensation of executive officers are made by the Compensation Committee. The Compensation Committee also administers the McLeodUSA Incorporated 2002 Omnibus Equity Plan. No member of the Compensation Committee is an employee of McLeodUSA. The current members of the Compensation Committee are Thomas D. Bell, Jr., Edward D. Breen, Thomas H. Lister and Peter

V. Ueberroth. During 2001, the Compensation Committee consisted of Paul D. Rhines (January 1, 2000 through July 31, 2001), Thomas M. Collins (January 1, 2000 through October 23, 2001) and Erskine Bowles (May 31, 2000 through October 4, 2001). Mr. Rhines resigned from the Board of Directors effective July 31, 2001. Mr. Bowles resigned from the Board of Directors effective October 4, 2001 to seek public office as a United States Senator representing North Carolina.

Compensation Policies Toward Executive Officers

        The compensation policies are designed to:

  •
  attract, motivate and retain experienced and qualified executives;

  •
  increase the overall performance of McLeodUSA;

  •
  increase stockholder value; and

  •
  increase the performance of individual executives.

        The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on McLeodUSA's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses of executives should generally be managed to be at the midpoint of the competitive market. In addition, it is McLeodUSA's policy to grant stock options to executives in order to strengthen the alliance of interest between such executives and stockholders.

        The following describes in more specific terms the elements of compensation that the Compensation Committee considers in making their determination about appropriate compensation levels, with specific reference to compensation reported for 2001:

(a)  Base Salaries

        Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the same geographic region. Base salaries for executive officers are reviewed as appropriate by the Compensation Committee based upon, among other things, individual performance and responsibilities.

        Salary adjustments for executive officers are recommended by the President and the Chief Executive Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same evaluation of the performance of Mr. Gray and Ms. Davis (the "Executives"). The Executives' employment agreements entered into on January 7, 2000 (with respect to Mr. Gray) and August 1, 2001 (with respect to Ms. Davis) are discussed in more detail above, see "Employment, Confidentiality and Non-Competition Agreements." Individual performance ratings take into account such factors as achievement of specific goals that are driven by the strategic plan and attainment of specific individual objectives. The factors impacting merit based adjustments to base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

(b)  Bonuses

        Bonuses to executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors primarily consist of cash, revenue and earnings targets established in the annual budget set at the beginning of each year. Additional discretionary bonuses are occasionally awarded for exceptional performance.

Payment of cash bonuses was suspended during 2001. Other than stock options, which were granted in lieu of cash bonuses, no bonuses were awarded based on performance in 2001. On the effective date of the Plan of Reorganization, all options granted during 2001 were cancelled.

(c)  Stock Options

        A third component of executive officers' compensation involves the grant of options to purchase shares of common stock. The Compensation Committee grants stock options to executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value which in turn provides stockholder gains.

        The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with McLeodUSA and thereafter, on occassion, as determined by the Compensation Committee, based on performance. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for McLeodUSA stockholders through appreciation of stock price. McLeodUSA believes that stock options have been helpful in attracting and retaining skilled executive personnel.

        Stock option grants were made to certain executive officers in 2001 in connection with annual reviews and in lieu of a cash bonus. Certain newly hired executive officers also received stock option grants at the time of the commencement of their employment. During 2001, McLeodUSA granted stock options covering a total of approximately 24 million shares of common stock to approximately 9,000 employees, including options covering an aggregate of 6,257,500 shares of common stock, in the aggregate, to the Named Executive Officers. The per share option exercise price of such options was $1.12 for Ms. Davis and $6.03 for the other Named Executive Officers and from $0.33 to $20.46 for non-executive officer employees, which generally equaled the fair market value of a share of common stock on the respective dates of grant. These options include options granted or assumed in the conversion of options previously granted by companies acquired by McLeodUSA.

        On April 16, 2002, the effective date of the Plan of Reorganization, all outstanding options were cancelled. The Plan of Reorganization provides for the establishment of a new management incentive plan, the McLeodUSA Incorporated 2002 Omnibus Equity Plan. See "APPROVAL OF THE MCLEODUSA INCORPORATED 2002 OMNIBUS EQUITY PLAN—Description of the 2002 Omnibus Equity Plan."

(d)  Other

        McLeodUSA has a contributory retirement plan for its employees (including executive officers) age 21 and over with at least three months of service with McLeodUSA. The 401(k) Plan provides that each participant may contribute up to 50% (the limit was 15% for 2001 and prior years) of his or her salary (not to exceed the annual statutory limit). During 2001, McLeodUSA made matching contributions in McLeodUSA common stock to each participant's account equal to 50% of the participant's contribution up to 2% of the participant's annual compensation. In addition, McLeodUSA may make a discretionary annual match of up to another 50% of the participant's contribution up to 2% of the participant's annual compensation. Thus, the total matching contribution can be up to 4% of the participant's annual compensation. Although McLeodUSA makes such matching contributions in McLeodUSA common stock, employees are otherwise prohibited from purchasing McLeodUSA common stock with their own contributions to the 401(k) Plan. No discretionary annual match was made for 2001. In addition, as of December 29, 2001, McLeodUSA ceased making the 50% matching contributions. The Compensation Committee will reconsider the 401(k) Plan matching contribution program in the future.

Executive Employment Agreements

        At the end of 1999, the Compensation Committee undertook a review and analysis of the existing employment and compensation arrangements with Messrs. McLeod and Gray. The Compensation Committee investigated and considered compensation, employment and stock ownership information of other telecommunications executives. As a result, the Compensation Committee approved employment agreements with Messrs. McLeod, Gray and Wilkens in January 2000. In August 2001 the Compensation Committee approved an employment agreement with Ms. Davis who joined McLeodUSA as Chief Operating and Financial Officer. See "Employment, Confidentiality and Non-Competition Agreements." The Compensation Committee manages these employment agreements and sets compensation for the Executives pursuant to these agreements.

Chief Executive Officer Compensation

        From January 2001 through July 2001, Messrs. McLeod and Gray served as co-Chief Executive Officers pursuant to their employment agreements. See "Employment, Confidentiality and Non-Competition Agreements." On July 31, 2001, Mr. McLeod became Chairman and Mr. Gray became President and Chief Executive Officer. The compensation of Messrs. McLeod and Gray was consistent with their employment agreements.

        Mr. McLeod's compensation during the year ended December 31, 2001 included $400,000 in base salary and $82,350 in cash bonus (paid pursuant to the year 2000 cash bonus program). Mr. McLeod was not granted any stock options in 2001. In addition, McLeodUSA paid $1,880,000 of premiums on split dollar life insurance policies for the benefit of the McLeod Family 1998 Special Trust in 2001 in connection with the modification of such policies. As a result of this modification, McLeodUSA was fully released from its obligations to make future payments under such policies. For additional information on this arrangement, see "Certain Relationships and Related Transactions." Mr. McLeod's salary and bonus payments for 2001 were consistent with the terms of his employment agreement.

        Mr. Gray's compensation during the year ended December 31, 2001 included $400,000 in base salary and $82,350 in cash bonus (paid pursuant to the year 2000 cash bonus program). Mr. Gray was not granted any stock options in 2001. Mr. Gray's salary and bonus payments for 2001 were consistent with the terms of his employment agreement.

Compensation Deductibility Policy

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The Compensation Committee intends to structure stock option grants to executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements.

        The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in other circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding McLeodUSA's efforts, that compensation intended by McLeodUSA to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                      Respectfully submitted,

                      Compensation Committee

                      Edward D. Breen, Chairman
                      Thomas D. Bell, Jr.
                      Thomas H. Lister
                      Peter V. Ueberroth

        (Following the completion of the Compensation Committee Report on Executive Compensation, Mr. McLeod retired, Chris A. Davis became Chairman and Chief Executive Officer and Mr. Gray became President.)

Comparative Stock Performance

        The following chart sets forth comparative information regarding cumulative stockholder return on Old Class A common stock since the initial public offering was completed in June 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. McLeodUSA never paid a cash dividend on our Old Class A common stock. Our cumulative stockholder return based on an investment of $100 at June 11, 1996, when the Old Class A common stock was first traded on the NASDAQ National Market, at its split-adjusted closing price of $4.1875, is compared to the cumulative total return of the Standard & Poor's 500 Stock Index and The NASDAQ Telecommunications Stocks Index, comprised of publicly traded companies which are principally in the telecommunications business, during that same period. Because McLeodUSA has a different capital structure following the effectiveness of the Plan of Reorganization, there is no correlation between our pre-Chapter 11 and post-Chapter 11 performance.

Comparison of Cumulative Total Returns
Comparison of Sixty-Six Month Cumulative Total Return*
Among McLeodUSA Incorporated, The S&P 500 Stock Index
and The Nasdaq Telecommunications Stocks Index

*
$100 invested on June 11, 1996, including reinvestment of dividends, if any.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors, officers and greater than ten percent beneficial owners to file with the Securities and Exchange Commission initial reports of ownership of our equity securities and to file subsequent reports when there are changes in such ownership. Directors, officers and greater than ten percent beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

        Based on our review of these reports and on written representations from the reporting persons that no other reports were required, we believe that during the fiscal year ended December 31, 2001 our directors, officers and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that a Form 4 for James E. Hoffman reporting the purchase of 825 shares of Old Class A common stock on May 25, 2001 was due on June 11, 2001, and was filed late on June 14, 2001.

Certain Relationships and Related Transactions

        McLeodUSA has entered into various agreements with Orillion USA, Inc. (formerly InvenSys USA, Inc.) and several of its affiliates (collectively "Orillion") pursuant to which Orillion provides information technology development, programming and consulting services, and investment management services to McLeodUSA. Pursuant to these agreements, McLeodUSA paid Orillion approximately $1,217,825 in 2001 and $215,000 for the six months ended June 30, 2002. The payments were principally related to a $4,000,000 license fee under a license and joint development agreement entered into in March 2000 by McLeodUSA and Orillion. Clark E. McLeod, an executive officer and director of McLeodUSA until his retirement in April 2002, was a director of Orillion USA, Inc. until his resignation in December 2000 and Roy A. Wilkens, a director of McLeodUSA until his resignation from the Board in May 2002, is a director of Orillion.

        McLeodUSA provides paging services, customer premise equipment ("CPE"), labor and services for CPE, long distance service, 800 service and private lines to First Mid-Illinois Bancshares. First Mid-Illinois Bancshares paid McLeodUSA $416,945 and $243,080 for these services in 2001 and for the six months ended June 30, 2002, respectively. Richard A. Lumpkin, Margaret Lumpkin Keon and Mary Lumpkin Sparks own approximately 14.3%, 6.37% and 6.57% of the capital stock of First Mid-Illinois Bancshares, respectively. Richard A. Lumpkin, who resigned as an executive officer and director of McLeodUSA effective April 6, 2002, is a director of First Mid-Illinois Bancshares, and Mrs. Keon and Mrs. Sparks are related to Mr. Lumpkin.

        McLeodUSA paid $1,389,560 in 2001 and $734,707 for the six months ended June 30, 2002 to lease office space from various entities in which Richard A. Lumpkin, Margaret Lumpkin Keon and Mary Lumpkin Sparks have ownership interests. Their financial interest in these transactions totaled $838,867 in 2001 and $431,736 for the six months ended June 30, 2002. Mr. Lumpkin was an executive officer and director of McLeodUSA until he resigned effective April 6, 2002 and Mrs. Keon and Mrs. Sparks are related to Mr. Lumpkin.

        Illuminet Holdings, Inc. paid McLeodUSA $1,986,402 in 2001 and $1,008,134 for the six months ended June 30, 2002 for the rental of building space and for DS-1 usage and transmission facilities in the form of private leased lines. McLeodUSA paid Illuminet $6,462,626 in 2001 and $6,256,750 for the six months ended June 30, 2002 for database verification services and SS7 link services. Mr. Lumpkin, who resigned as an executive officer and director of McLeodUSA effective April 6, 2002, served as the Chairman of the Board of Directors of Illuminet until it was acquired by Verisign, Inc. in December 2001.

        Ameren Corporation and Central Illinois Public Service Company collectively paid McLeodUSA $1,519,056 in 2001 and $728,392 for the six months ended June 30, 2002 for private line services and long distance services. McLeodUSA paid Ameren and Central Illinois Public Service Company, collectively, $1,233,168 and $587,712 for electric utility services in 2001 and for the six months ended June 30, 2002, respectively. Richard A. Lumpkin, who resigned as an executive officer and director of McLeodUSA effective April 6, 2002, is a director of Ameren Corporation, the parent company of Central Illinois Public Service Company.

        Chris A. Davis receives an annual salary of $500,000 for providing advice and consulting services to Forstmann Little as a special limited partner thereof. Ms. Davis has the right to invest in Forstmann Little portfolio investments from time to time. Ms. Davis has informed McLeodUSA that she did not invest in Forstmann Little's investment in McLeodUSA in connection with the restructuring. Ms. Davis has agreed to provide her advice related to the investment activities of the Forstmann Little partnerships in a manner that does not interfere with the performance of her duties with McLeodUSA.

        McLeodUSA is a party to an agreement with Alliant Energy pursuant to which Alliant Energy grants McLeodUSA access to certain of Alliant Energy's towers, rights-of-way, conduits and poles in exchange for capacity on the McLeodUSA communications network. McLeodUSA paid $1,654,096 and $598,663 to Alliant during 2001 and for the six months ended June 30, 2002, respectively, primarily for utilities. Alliant Energy paid McLeodUSA $404,937 for the six months ended June 30, 2002 for telecommunications services. James E. Hoffman (Executive Vice President—Business Development of Alliant Energy) is, and Mr. Lee Liu (a former director of McLeodUSA and former Chairman of Alliant Energy) was from 1993 to 2000, a director of McLeodUSA.

        In December 2001, Ruffalo, Cody & Associates, a McLeodUSA subsidiary, sold substantially all of its assets to RCNEWCO, an Iowa Corporation. Clark E. McLeod, Chairman and director of McLeodUSA until his retirement in April 2002, is an indirect investor in RCNEWCO, with an ownership interest of approximately 7%.

        During 2001, McLeodUSA paid City Signal Communications $334,908 for network construction services. Peter H.O. Claudy, a director of McLeodUSA until his resignation in May 2002, is a director for City Signal Communications.

        In 2001, McLeodUSA paid $2,811,417 to The Management Network Group, Inc. ("TMNG") for telecommunications consulting services with TMNG. Roy A. Wilkens, who resigned as a director of McLeodUSA in May 2002, is a director of TMNG.

        McLeodUSA paid Williams Communication Group, a provider of services and products to communications companies, $1,282,439 in 2001 and $589,725 for the six months ended June 30, 2002. Roy A. Wilkens was a director of Williams Communication Group before he resigned that position in December 2000.

        McLeodUSA paid Image Media Group, Inc., a promotional products supplier, $156,916 in 2001. Arthur L. Christoffersen, an executive officer of McLeodUSA until April 2002, is a director of Image Media Group.

        During 2001 and for the six months ended June 30, 2002, McLeodUSA paid Motorola $172,766 and $125,720, respectively, for paging services and commissions on certain telecommunications services McLeodUSA provides. Edward D. Breen, a director of McLeodUSA, was Executive Vice President of Motorola and President of its Network Sector during 2001 and thereafter was the President and Chief Operating Officer of Motorola until July 2002.

        During 2001, McLeodUSA paid Hilton Hotels Corporation approximately $120,917 for room rental, hotel services and commissions on certain telecommunications services McLeodUSA provides. Peter V. Ueberroth, a director of McLeodUSA, serves on the board of Hilton Hotels Corporation.

        McLeodUSA paid Bank of America $4 million in arranger fees upon the closing of the $110 million exit financing facility from a group of lenders arranged by JPMorgan, Bank of America and Citibank (the "Exit Facility"). McLeodUSA paid Bank of America $62,373 during the six months ended June 30, 2002 primarily for commissions on certain telecommunications services McLeodUSA provides. Bank of America is also a lender under the Exit Facility. Peter V. Ueberroth, a director of McLeodUSA, serves on the board of Bank of America.

        During 2001, Community Health Systems paid McLeodUSA $145,975 for private line and long distance services. Theodore J. Forstmann, Thomas H. Lister and Dale F. Frey, directors of McLeodUSA, serve on the board of Community Health Systems.

        During 2001 and for the six months ended June 30, 2002, McLeodUSA paid $109,984 and $69,143, respectively, to Cousins Properties Incorporated for real estate rental. Thomas D. Bell, Jr., a director of McLeodUSA, is President and CEO, and a director of Cousins Properties Incorporated.

        During 2001, McLeodUSA paid $16,580,324 to Credit Suisse Group for services rendered in 2000 in connection with McLeodUSA's acquisition of Splitrock Services, Inc. During 2002, McLeodUSA paid $3,584,363 to Credit Suisse Group for services rendered in connection with the sale of McLeodUSA's publishing business. Thomas D. Bell, Jr. is a director of Credit Suisse Group.

        During 2001 and 2002, McLeodUSA entered into indemnity agreements with certain of its officers and directors to provide protection against personal liability in order to insure and enhance those individual's continued service to McLeodUSA in an effective manner. The agreements provide for the effective indemnification of and the advancing of expenses to those individuals to the fullest extent (whether partial or complete) permitted by law and as set forth in the agreements, and, to the extent insurance is maintained, for the continued coverage of those individuals under McLeodUSA's director and officer liability insurance policies.

        The ownership of a jet aircraft worth approximately $6 million is held 95.2% by McLeodUSA, and 2.4% each by Messrs. Gray and Lumpkin. McLeodUSA and Messrs. Gray and Lumpkin are parties to a Joint Ownership Agreement by which they have agreed to share the operational expenses of the aircraft in proportion to their respective ownership interest in the aircraft. Mr. Gray is a director and executive officer of McLeodUSA, and Mr. Lumpkin was a director and executive officer of McLeodUSA until his resignation effective April 6, 2002.

        In February 2000, McLeodUSA and C&M Consulting, L.L.C. ("C&M") jointly purchased a jet aircraft for a total price of approximately $39.5 million. McLeodUSA and C&M are parties to a Joint Ownership Agreement in which they have agreed to share operational expenses associated with the aircraft, some expenses in proportion to their ownership interests (25% by McLeodUSA and 75% by C&M) and others in proportion to the actual usage of the aircraft. Clark E. McLeod and his wife, Mary E. McLeod, are the members of C&M. At December 31, 2001, Mr. McLeod owed McLeodUSA approximately $1.4 million for expenses related to the jointly held aircraft. In March 2002, McLeodUSA and C&M sold the aircraft, the proceeds were dispersed in proportion to the ownership interests and the receivable was paid.

        In December 1998, McLeodUSA entered into a split dollar agreement for life insurance policies on the joint lives of Clark and Mary McLeod. The McLeod Family 1998 Special Trust is sole owner and beneficiary of each policy. The McLeod Family 1998 Special Trust agreed to assign the policies to McLeodUSA as collateral for the payment by McLeodUSA of the premiums for these policies. The aggregate face amount of the policies was $113,000,000. McLeodUSA agreed with Clark and Mary

McLeod that one of the principal reasons for entering into the agreement was to avoid any need for their heirs to liquidate their holdings of Old Class A common stock at or soon after the death of one or both of them. Clark and Mary McLeod agreed to restrictions on their ability to sell or otherwise dispose of their shares of Old Class A common stock. By the terms of the split dollar agreement, McLeodUSA's obligation to make premium payments would terminate upon the twentieth anniversary, or earlier termination, of the agreement. Upon termination prior to the death of the survivor of Clark and Mary McLeod, McLeodUSA was entitled to receive from the trustees of the McLeod Family 1998 Special Trust an amount equal to the aggregate total premiums McLeodUSA paid.

        In July 2001, McLeodUSA, for consideration received, agreed to modify the terms of the split dollar agreement to eliminate its ability to unilaterally cancel the agreement. As of December 2001, McLeodUSA made annual premium payments pursuant to the agreement of $1.88 million for each of 1998, 1999 and 2000. As of December 2001, the life insurance policies held by the trustees had a net cash surrender value of $2.7 million.

        In January 2002, McLeodUSA and the trustees entered into a modification and restatement of the split dollar agreement pursuant to which the trustees made a payment to McLeodUSA in the amount of $2.7 million in exchange for McLeodUSA's release of its collateral assignments on the existing policies and for McLeodUSA's agreement to make a single further premium payment of $1.88 million (the payment otherwise due in December 2001 under the split dollar agreement, as modified) to acquire additional insurance on the lives of Clark and Mary McLeod. As a result of this modification and restatement, McLeodUSA was fully released from its obligations to make future payments under such policies. The additional life insurance policy is owned by McLeodUSA, subject to a split dollar endorsement in favor of the trustees. Pursuant to this endorsement, at any time after December 31, 2003, the trustees have the option to purchase this policy from McLeodUSA for the policy's then net cash surrender value. Upon the trustees' exercise of such option, the restrictions on Clark and Mary McLeod's Old Class A common stock contained in the split dollar agreement will terminate.

        McLeodUSA paid CommScope, Inc. $287,970 for equipment during 2001. Edward D. Breen, a director of McLeodUSA, is a director of CommScope, Inc.

        Forstmann Little & Co. has a significant equity interest in both McLeodUSA and XO Communications, Inc. ("XO"). XO purchases interconnection and facilities based telecommunications services from McLeodUSA. In addition, during 2001, XO acquired certain unlit metro network capacity from McLeodUSA. The payments received for such services and capacity totaled $8,554,050 for 2001 and $548,648 for the six months ended June 30, 2002. McLeodUSA purchased certain unlit metro network capacity and other telecommunications services from XO during 2001 and the six months ended June 30, 2002 for $8,480,513 and $315,066, respectively.

        In March 1996, the Board of Directors adopted a policy requiring that any material transactions between McLeodUSA and persons or entities affiliated with officers, directors or principal stockholders of McLeodUSA be on terms no less favorable to McLeodUSA than reasonably could have been obtained in arms' length transactions with independent third parties or be approved by a majority of disinterested directors.

        Theodore J. Forstmann is a senior partner and Thomas H. Lister is a general partner of Forstmann Little & Co. Funds affiliated with Forstmann Little are parties to several agreements related to our restructuring. In addition, Dale F. Frey is an investor in Forstmann Little and serves on the Forstmann Little advisory board.

        For a description of certain other transactions, see "—Compensation Committee Interlocks and Insider Participation."

RATIFICATION OF THE APPOINTMENT
OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
FOR THE 2002 FISCAL YEAR
(Proposal 2)

        At the recommendation of the Audit Committee of the Board of Directors, effective April 25, 2002, the Board of Directors appointed the firm of Deloitte & Touche LLP as independent public accountants for the fiscal year ending December 31, 2002.

        Arthur Andersen LLP was our principal independent public accountants for the fiscal year ending December 31, 2001 and the preceding four years. On April 24, 2002, we determined to dismiss Arthur Andersen LLP, effective on such date, and on April 25, 2002, we appointed Deloitte & Touche LLP as our new independent auditors, effective on such date. Our Board of Directors approved the decision not to renew the engagement of Arthur Andersen LLP and to retain Deloitte & Touche LLP upon the recommendation of our Audit Committee. The decision was based on discussions with large accounting firms and reflected our Audit Committee's judgment as to which firm was best suited to deliver external audits to us in light of relevant factors such as the firm's depth of experience, breadth of resources, commitment to provide exceptional service, ability to handle transition issues and location of key personnel.

        Stockholder ratification of Proposal 2 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 2 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 2, the Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP. Even if Proposal 2 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of McLeodUSA and its stockholders.

        It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        The audit reports of Arthur Andersen LLP on our financial statements as of and for the fiscal years ended December 31, 2000 and December 31, 2001 (as presented in the 2001 Annual Report on Form 10-K/A filed April 19, 2002) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During our two fiscal years ended December 31, 2001 and the subsequent period through April 24, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to Arthur Andersen LLP's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within our two fiscal years ended December 31, 2001 and the subsequent period through April 24, 2002.

        During our two fiscal years ended December 31, 2001 and the subsequent period through April 24, 2002, we did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        During 2001, we paid the following fees to Arthur Andersen LLP:

  1)
  Audit Fees: annual audit and quarterly reviews, $611,100;

  2)
  Financial Information Systems Design and Implementation Fees: $255,000; and

  3)
  All Other Fees: $899,361. All other fees principally included SEC filings, tax compliance, tax consulting, and other services.

        The Audit Committee considered whether the provision of services covered by Financial Information Systems Design and Implementation Fees and All Other Fees is compatible with maintaining the independence of Arthur Andersen LLP.

        The affirmative vote of a majority of the voting rights represented at the Annual Meeting is required to approve Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

APPROVAL OF THE
McLeodUSA Incorporated 2002 Omnibus Equity Plan
(Proposal 3)

        The Board of Directors has approved the McLeodUSA Incorporated 2002 Omnibus Equity Plan (the "Omnibus Plan"). A copy of the Omnibus Plan is included as Appendix A to this Proxy Statement.

        Our Board of Directors believes that the maintenance of the Omnibus Plan is necessary to meet our objectives of attracting, retaining and compensating key employees.

Description of the 2002 Omnibus Equity Plan

        A description of the provisions of the Omnibus Plan is set forth below. This summary is qualified in its entirety by the provisions of the Omnibus Plan, a copy of which is attached as Appendix A to this proxy statement.

        Administration.    The Omnibus Plan is administered by the full Board of Directors of McLeodUSA or a committee thereof (the "Committee"). Subject to the terms of the Omnibus Plan, the Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the Omnibus Plan.

        Common Stock.    The McLeodUSA common stock issued or to be issued under the Omnibus Plan consists of treasury shares or authorized but unissued shares. If any award expires or is terminated for any reason prior to exercise in full, the shares of stock that were subject to the expired or terminated portion of such award will be available for future awards granted under the Omnibus Plan. A total of 65,173,797 shares of McLeodUSA common stock are reserved for issuance under the Omnibus Plan. The market value of a share of common stock was $0.44 as of August 1, 2002, based on the last trade price listed in the Wall Street Journal for such date.

        Eligibility.    Awards may be made under the Omnibus Plan to officers and key employees of McLeodUSA or any of our affiliates, to non-employee directors, and to other non-employee service providers and consultants whose participation in the Omnibus Plan is determined to be in the best interests of McLeodUSA by the Committee. As of July 31, 2002, there were approximately 4,700 employees of McLeodUSA and its subsidiaries, 12 non-employee directors and many other non-employee service providers and consultants who were eligible to participate in the Omnibus Plan.

        Amendment or Termination of the Omnibus Plan.    The Board of Directors may terminate or amend the Omnibus Plan at any time and for any reason. Unless extended, the Omnibus Plan will terminate on April 16, 2012. Amendments to the Omnibus Plan will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

        Awards.    The Omnibus Plan permits the granting of options (both incentive stock options and options which do not qualify as incentive stock options, known as nonqualified stock options), shares of restricted common stock, phantom stock (the right to receive cash shares or other property the value of which is tied to the fair market value of a share of common stock), stock bonuses and other awards.

        Transferability.    In general, awards granted under the Omnibus Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. The Omnibus Plan permits limited transfers of nonqualified stock options for the benefit of immediate family members to help with estate planning concerns.

        Effect of Certain Corporate Transactions.    Unless otherwise determined by the Committee, upon the occurrence of a change or exchange of the McLeodUSA common stock for other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or other similar transaction, (1) each option will, subject to certain adjustments, become exercisable for the number and/or kind of property into which the shares of common stock subject to the option would have been exercisable in full prior to such transaction and (2) each award that is not an option and that is not automatically changed in connection with the transaction will represent the number and/or kind of property into which the number shares of common stock covered by the award would have been changed or exchanged had they been held by a shareholder of McLeodUSA.

        Adjustments for Stock Dividends and Similar Events.    The Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Omnibus Plan, including the individual limitations on awards, to reflect stock dividends, stock splits and other similar events.

Grants Under the Omnibus Plan

        The table below shows, as to the Named Executive Officers (as defined in "EXECUTIVE COMPENSATION AND OTHER INFORMATION" above) and the other individuals and groups indicated, the number of shares of McLeodUSA common stock subject to option grants made in the aggregate under the Omnibus Plan from April 18, 2002 through July 31, 2002, together with the weighted average exercise price payable per share. No awards other than stock options were granted in that period.

Underlying Exercise Price Name and Position	Options Granted (#)	Per Share ($)
Chris A. Davis Chairman and Chief Executive Officer	7,000,000	$1.11
Stephen C. Gray President	4,500,000	$1.11
G. Kenneth Burckhardt Executive Vice President and Chief Financial Officer	2,500,000	$1.11
All current executive officers as a group	14,000,000	$1.11
All current non-employee directors as a group	5,025,000	$1.11
All employees, including current officers who are not executive officers, as a group	32,749,050	$1.11

        As of July 31, 2002, 65,173,797 shares of McLeodUSA common stock will have been available for issuance assuming stockholder approval of this Proposal, of which 37,774,050 options have been granted, and 27,399,747 shares remained available for future issuance under the Omnibus Plan.

New Benefits Under the Omnibus Plan

        Because participation in, and the types of options awarded under, the Omnibus Plan are subject to the discretion of the Committee, the benefits or amounts that will be received by any participant or groups of participants if the adoption of the Omnibus Plan is approved are not currently determinable.

Federal Income Tax Consequences

        The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to options under the Omnibus Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

        Section 162(m) of the Code.    Section 162(m) of the Code limits publicly-held companies such as McLeodUSA to an annual deduction for federal income tax purposes of $1,000,000 for compensation paid to their chief executive officer and the four other highest compensated executive officers determined at the end of each year. However, performance-based compensation is excluded from this limitation. The Omnibus Plan is designed to permit the Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

        Compensation attributable to stock options will generally qualify as performance-based compensation if:

  •
  the grant is made by a committee of non-employee directors;

  •
  the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and

  •
  under the terms of the option, the amount of compensation is based solely on an increase in the value of the stock after the date of grant.

        The maximum number of shares of McLeodUSA common stock subject to awards that can be awarded under the Omnibus Plan, as amended, to any person in a calendar year is 50,000,000.

        Incentive Stock Options.    The grant of an option will not be a taxable event for the optionee or for us. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). We will not be entitled to any compensation expense deduction with respect to the exercise of an incentive stock option, except as discussed below. For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option. If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of common stock in an amount generally equal to the excess of the fair market value of our common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will generally be allowed a compensation expense deduction to the extent the optionee recognizes ordinary income.

        Non-Qualified Options.    The grant of an option will not be a taxable event for the optionee. Upon exercising a non-qualified option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). We will generally be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income. An optionee who has transferred a non-qualified stock option to a spouse, child, grandchild, parent or sibling by gift will realize taxable income at the time the option is exercised by the family member. The optionee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares will be the fair market value of the shares on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the optionee's estate for estate tax purposes.

Equity Compensation Plan Information

        The following table presents certain information about McLeodUSA's equity compensation plans as of the end of the McLeodUSA's most recently completed fiscal year. In accordance with SEC rules, the table does not reflect the impact of the proposed adoption of the Omnibus Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	105,342,022	$8.60	110,112,364
Equity compensation plans not approved by security holders	0	0	0
Total	105,342,022	$8.60	110,112,364

        On the effective date of the Plan of Reorganization, all options granted during 2001 pursuant to McLeodUSA's equity compensation plans reflected in the above table were cancelled.

        The affirmative vote of a majority of the voting rights represented at the Annual Meeting is required to approve Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

Report of the Audit Committee

        The Audit Committee of the Board of Directors has prepared the following report for 2001.

        To the Board of Directors of McLeodUSA Incorporated:

        The Audit Committee has reviewed and discussed with management McLeodUSA's audited financial statements as of and for the year ended December 31, 2001.

        The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the McLeodUSA Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee Dale F. Frey, Chairman Thomas M. Collins

        (Farid Suleman was appointed to the Audit Committee following the completion of the Report of the Audit Committee.)

STOCK OWNERSHIP BY MANAGEMENT AND MORE THAN 5% STOCKHOLDERS

        The following beneficial ownership table sets forth information regarding beneficial ownership of McLeodUSA voting stock as of July 31, 2002 by:

  •
  each director and director nominee;

  •
  each Named Executive Officer;

  •
  each other person known by McLeodUSA to beneficially own more than 5% of a class of stock of McLeodUSA; and

  •
  all executive officers and directors as a group.

        Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of the applicable class of stock as of July 31, 2002 plus those shares of stock that such stockholder has the right to acquire within 60 days. Consequently, the denominator for calculating such percentage may be different for each stockholder.

        With respect to directors, director nominees and executive officers, the table is based upon information supplied by such persons. The information regarding more than 5% stockholders is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to us.

        Unless otherwise indicated in the footnotes to the table, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

	Class A Common
				Class B Common		Class C Common		Series A Preferred		Series B Preferred
		Number of Shares and Option Shares
Name of Beneficial Owner	Number of Option Shares[1]		Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
Chris A. Davis	3,500,000	3,500,000	2.11
Stephen C. Gray	1,125,000	1,230,047	*
G. Kenneth Burckhardt	625,000	625,000	*
Thomas D. Bell, Jr.	100,000	100,000	*
Jeffrey D. Benjamin	75,000	75,000	*
Edward D. Breen	125,000	125,000	*
Thomas M. Collins	100,000	150,010	*
Theodore J. Forstmann (2)	181,250	210,118,119	70.37	78,203,135	100	35,546,879	100			10	100
Dale F. Frey	125,000	125,000	*
James E. Hoffman	75,000	75,242	*
Jeong H. Kim	0	0	0
Thomas H. Lister (3)	125,000	210,061,869	70.36	78,203,135	100	35,546,879	100			10	100
Farid Suleman	0	0	0
Peter V. Ueberroth	100,000	100,000	*
Juan Villalonga	0	0	0
Clark E. McLeod	500,000	2,093,635	1.2
Roy A. Wilkens	300,000	369,253	*
Arthur L. Christoffersen	0	5,858	*
Randall Rings	0	705	*
Blake O. Fisher, Jr.	0	31,272	*
Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VI, L.P.(4)			13**	24,383,737	31
Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VII, L.P.(4)			24.9**	53,819,398	69
Forstmann Little & Co. Equity Partnership—V, L.P.(4)			17.9**			35,546,879	100
Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VIII, L.P.(5)		36,070,071	21.1***							3.75	37.5
Forstmann Little & Co. Equity Partnership—VII, L.P.(6)		60,116,784	34.1****							6.25	62.5
Directors and executive officers as a group (15 persons)	6,256,250	6,411,548	3.8

*
Less than one percent

**
Percentages of Class A Common Stock based on 162,499,986 shares of Class A Common Stock outstanding as of July 31, 2002, including 18,000,000 shares of Class A Common Stock held in the disputed claims reserve pursuant to the Plan of Reorganization, not assuming the conversion of the Class B Common Stock and Class C Common Stock held by other stockholders.

***
Percentage of Class A Common Stock based on 170,809,645 shares of Class A Common Stock outstanding as of July 31, 2002, including 18,000,000 shares of Class A Common Stock held in the disputed claims reserve pursuant to the Plan of Reorganization, not assuming the conversion of the Class B Common Stock and Class C Common Stock, but assuming the exercise of warrants held by such beneficial owner but not the exercise of any other warrants.

****
Percentage of Class A Common Stock based on 176,349,418 shares of Class A Common Stock outstanding as of July 31, 2002 including 18,000,000 shares of Class A Common Stock held in the disputed claims reserve pursuant to the Plan of Reorganization, not assuming the conversion of the Class B Common Stock and Class C Common Stock, but assuming the exercise of warrants held by such beneficial owner but not the exercise of any other warrants.

(1)
Includes shares of Class A Common Stock that the individuals named in the table have the right to acquire within 60 days from July 31, 2002 upon exercise of options.

(2)
See notes 4 through 6. Percentage of Class A Common Stock ownership based on 298,590,341 shares of Class A Common Stock outstanding, assuming the conversion of all of the outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock, the exercise of warrants held by certain Forstmann Little funds for 22,159,091 shares of Class A Common Stock and the exercise of Mr. Forstmann's options, but not assuming the conversion of the Series A Preferred Stock into shares of Class A Common Stock or the exercise of any other warrants.

(3)
See notes 4 through 6. Percentage of Class A Common Stock ownership based on 298,534,091 shares of Class A Common outstanding, assuming the conversion of all of the outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock, the exercise of warrants held by certain Forstmann Little funds for 22,159,091 shares of Class A Common Stock and the exercise of Mr. Lister's options, but not assuming the conversion of the Series A Preferred Stock into shares of Class A Common Stock or the exercise of any other warrants.

(4)
The Class B Common Stock and the Class C Common Stock, in the aggregate, are convertible into 113,750,014 shares of McLeodUSA's Class A Common Stock. However, the number of shares of Class A Common Stock into which each of the Class B Common Stock and the Class C Common Stock is convertible is not calculable at the present time. The respective portions of the 113,750,014 shares of Class A Common Stock into which the shares of Class B Common Stock and the shares of Class C Common Stock are convertible are calculated in accordance with a formula set forth in the Certificate of Incorporation, which formula is dependent on the fair market value of a share of Class A Common Stock at the time of conversion and the timing of the conversion.

  FLC XXIX Partnership, L.P. is the general partner of Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VI, L.P., the direct owner of 24,383,737 shares of Class B Common Stock. Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls, and Gordon Holmes, are the general partners of FLC XXIX. FLC XXXIII Partnership, L.P. is the general partner of Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VII, L.P., the direct owner of 53,819,398 shares of Class B Common Stock. Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls and Gordon Holmes are the general partners of FLC XXXIII. FLC XXX Partnership, L.P. is the general partner of Forstmann Little & Co. Equity Partnership—V, L.P., the direct owner of 35,546,879 shares of Class C Common Stock. Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister and Winston W. Hutchins are the general partners of FLC XXX. The address for each of Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VI, L.P., Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VII, L.P. and Forstmann Little & Co. Equity Partnership—V, L.P. is c/o Forstmann Little & Co., 767 Fifth Street New York, NY 10153.

(5)
FLC XXXIII Partnership, L.P. is the general partner of Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VIII, L.P., the direct owner of 27,760,412 shares of Class A Common Stock and warrants to purchase 8,309,659 shares of Class A Common Stock, which are currently exercisable. Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls and Gordon Holmes are the general partners of FLC XXXIII. The address of Forstmann Little & Co. Subordinated Debt & Equity Management Buyout Partnership—VIII, L.P. is c/o Forstmann Little & Co., 767 Fifth Street New York, NY 10153.

(6)
FLC XXXII Partnership, L.P. is the general partner of Forstmann Little & Co. Equity Partnership—VII, L.P., the direct owner of 46,267,352 shares of Class A Common Stock and warrants to purchase 13,849,432 shares of Class A Common Stock, which are currently exercisable. Theodore J. Forstmann, Sandra J. Horbach, Thomas H. Lister, Winston W. Hutchins, Jamie C. Nicholls and Gordon Holmes are the general partners of FLC XXXII. The address of Forstmann Little & Co. Equity Partnership—VII, L.P. is c/o Forstmann Little & Co., 767 Fifth Street New York, NY 10153.

SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2003 ANNUAL MEETING

        Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2003 annual meeting of stockholders must be received by us no later than April 11, 2003 pursuant to the proxy solicitation rules of the SEC, provided, however, that if the date of the 2003 annual meeting is changed by more than 30 days from the date of the 2002 annual meeting, then the deadline will be a reasonable time before McLeodUSA begins to print and mail the 2003 proxy materials. Your proposals should be sent by certified mail, return receipt requested, to Corporate Secretary, McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to the 2003 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

        Notice of any proposal or proposals by a stockholder that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2003 annual meeting of stockholders must be received by us no earlier than June 15, 2003 and no later than July 15, 2003, provided, however, that if the date of the 2003 annual meeting is changed by more than 30 days from the date of the 2002 annual meeting, then the deadline will be the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. Notices of intention to present proposals at the 2003 annual meeting should be addressed to Corporate Secretary, McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177.

OTHER MATTERS THAT MAY COME BEFORE THIS YEAR'S ANNUAL MEETING

        Our Board of Directors does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

By Order of the Board of Directors
/s/ CHRIS A. DAVIS Chris A. Davis Chairman and Chief Executive Officer
Cedar Rapids, Iowa August 7, 2002

        A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement and it includes an Annual Report on Form 10-K/A for the fiscal year ended December 31, 2001 that we filed with the SEC. Stockholders may obtain, free of charge, an additional copy of the Annual Report on Form 10-K/A by writing to McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, Attention: Corporate Secretary. McLeodUSA will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

APPENDIX A

MCLEODUSA INCORPORATED
2002 OMNIBUS EQUITY PLAN

1.    Purpose; Establishment.

        The McLeodUSA Incorporated 2002 Omnibus Equity Plan (the "Plan") is intended to promote the interests of the Company and its shareholders by providing officers, other employees of the Company (including directors who are also employees of the Company) and nonemployee directors with appropriate incentives and rewards to encourage them to enter into and continue in the employ or service of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and nonemployee directors in fulfilling their personal responsibilities for long-range achievements.

        The Plan has been adopted and approved by the Board of Directors and shall become effective as of April 16, 2002, subject to the approval of the stockholders of the Company to the extent required, including with respect to those Participants to whom the 162(m) exemption of the Code would not otherwise apply.

2.    Definitions.

        As used in the Plan, the following definitions apply to the terms indicated below:

  (a)
  "Affiliate" means any entity if, at the time of granting of an Award (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

  (b)
  "Agreement" shall mean either the written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award.

  (c)
  "Award" shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

  (d)
  "Board of Directors" shall mean the Board of Directors of McLeodUSA Incorporated.

  (e)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (f)
  "Committee" shall mean, at the discretion of the Board of Directors, the full Board of Directors or a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

  (g)
  "Company" shall mean McLeodUSA Incorporated, a Delaware corporation, and, where appropriate, each of its Affiliates.

  (h)
  "Company Stock" shall mean the common stock of the Company, par value $0.01 per share.

  (i)
  "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

  (j)
  "Effective Date" shall mean April 16, 2002.

i

  (k)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (l)
  The "Fair Market Value" of a share of Company Stock shall mean the average of the high and low price of Company Stock as quoted on NASDAQ Automated Quotation System and published in The Wall Street Journal with respect to the date on which the fair market value is to be determined, or if there is no trading of Company Stock on such date, such price on the next date on which there is trading in such shares. In the event that shares of Company Stock are not quoted on such system or traded in a similar market, Fair Market Value shall be determined by the Board of Directors in good faith.

  (m)
  "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

  (n)
  "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

  (o)
  "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

  (p)
  "Other Award" shall mean an award granted pursuant to Section 11 hereof.

  (q)
  "Participant" shall mean an employee or consultant of the Company to whom an Award is granted pursuant to the Plan, or upon the death of the employee or consultant, his or her successors, heirs, executors and administrators, as the case may be. For the purposes of the provisions herein related to the granting of Options, a nonemployee director of the Company to whom an Option is granted shall also be a Participant.

  (r)
  "Phantom Stock" shall mean the right, granted pursuant to Section 9, to receive in cash, shares or other property the value of which is related to the Fair Market Value of a share of Company Stock.

  (s)
  "Reload Option" shall mean a Nonqualified Stock Option granted pursuant to Section 7(c)(4).

  (t)
  "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to restrictions as set forth in Section 8(d).

  (u)
  "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

  (v)
  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

  (w)
  "Stock Appreciation Right" shall mean the right to receive an amount up to the excess of the Fair Market Value of a share of Company Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to an Option, the purchase price of a share of Company Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Company Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 11.

  (x)
  "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

  (y)
  "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

  (z)
  "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock or other Award may vest.

3.    Stock Subject to the Plan

  (a)
  Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 65,173,797 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

    The grant of Phantom Stock shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursuant to the Plan.

  (b)
  Individual Limitation. The total number of shares of Company Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Phantom Stock), awarded to any Participant shall not exceed 50,000,000 shares in any tax year of the Company (subject to adjustment as provided herein).

  (c)
  Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, unless otherwise determined by the Committee in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

  (d)
  Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding shares of Company Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction ("Transaction"), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Company Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Company Stock covered by the Award would have been changed or exchanged had they been held by a shareholder of the Company.

  (e)
  Reuse of Shares. The following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; and any shares of Restricted Stock forfeited and (2) any previously owned or withheld shares of Company

    Stock obtained by the Participant pursuant to an Option exercise and received by the Company in exchange for Option shares upon a Participant's exercise of an Option, as permitted under Section 7(c)(2) hereof.

4.    Administration of the Plan.

        The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or otherwise adjust any of the terms of such Option, and (b) accelerate the Vesting Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Phantom Stock or other Award or otherwise adjust any of the terms applicable to any such Award.

5.    Eligibility.

        The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company), nonemployee directors and nonemployee service providers and consultants, in each case as the Committee shall select from time to time. The grant of an Award hereunder in any year to any employee, nonemployee directors, service provider or consultant shall not entitle such person to a grant of an Award in any future year.

6.    Awards Under the Plan; Agreement.

        The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

        Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.    Options.

  (a)
  Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

  (b)
  Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. Subject to Section 7(d) hereof, the option exercise price per share shall be determined by the Committee at the time of grant.

  (c)
  Term and Exercise of Options. (1) Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option.

  (1)
  To the extent that an Option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but carry forward and shall be exercisable until its expiration or as provided by Section 7(e) hereof.

  (2)
  An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods as the Committee may from time to time authorize. In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Company shall require.

  (3)
  Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

  (4)
  The Committee shall have the authority to specify, at the time of grant or, with respect to Nonqualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Nonqualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(2)(B) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise. Reload Options shall be subject to such conditions as may be specified by the Committee in its discretion, subject to the terms of the Plan.

  (d)
  Limitations on Incentive Stock Options. (1) The exercise price per share of Company Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the Fair Market Value of a share of Company Stock on the date of grant.

  (1)
  To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock

v

      Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

    (2)
    No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

  (e)
  Effect of Termination of Employment. (1) In the event that the employment (or in the case of a nonemployee director, service as a director) of a Participant with the Company shall terminate for any reason other than (i) Cause, as defined in the applicable Agreement, or (ii) death or long-term disability, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement (or as may be provided by the Committee), but in no event following the expiration of the Option's term. The treatment of any Option that remains unexercisable as of the date of termination shall be as set forth in the Agreement (or as may be otherwise determined by the Committee).

  (1)
  In the event that the employment (or in the case of a nonemployee director, service as a director) of a Participant with the Company shall terminate on account of the death or permanent disability of the Participant, all Options granted to such Participant that remain outstanding as of the date of death or permanent disability, shall become fully exercisable and shall remain exercisable by the Participant's legal representatives, heirs or legatees for such period as may be provided in the Agreement (or as otherwise may be determined by the Committee), but in no event following the expiration of its term. Cessation of active employment or service due to commencement of long-term disability as determined by the Committee shall not be deemed to constitute a termination of employment or service for purposes of the Plan, and during the continuance of such long-term disability the individual shall be deemed to continue active employment or service with the Company; provided, however, that the Committee may in its sole discretion determine that a Participant's long-term disability constitutes a permanent disability and may deem such permanent disability to be a termination of employment or service for any or all purposes under this Plan.

  (2)
  In the event of the termination of a Participant's employment (or in the case of a nonemployee director, termination of service as a director) for Cause, as defined in the applicable Agreement, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

  (f)
  Leave of Absence. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.    Restricted Stock.

  (a)
  Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

  (b)
  Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

  (c)
  Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

  (d)
  Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

  (e)
  Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

  (f)
  Issuance of Certificates. (1) Following the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear the following legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the McLeodUSA Incorporated 2002 Omnibus Equity Plan and an Agreement entered into between the registered owner of such shares and the Company.

            Such legend shall not be removed until such shares vest pursuant to the terms hereof.

      (2)
      Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

  (g)
  Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 8(f).

  (h)
  Effect of Termination of Employment. (1) Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

    (2)
    In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

  (i)
  Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Covered Employees may be based on the attainment of performance goals pre-established by the Committee. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

9.    Phantom Stock.

  (a)
  Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Section 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

  (b)
  Benefit Upon Vesting. Upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

  (c)
  Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

  (d)
  Effect of Termination of Employment. Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

  (e)
  Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees may be based on the attainment of performance criteria as described in

    Section 8(i) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee until the attainment of the respective performance measures have been certified by the Committee.

10.    Stock Bonuses.

        In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

11.    Other Awards; Stock Appreciation Rights.

  (a)
  Other forms of Awards (including any Stock Appreciation Rights, hereinafter "Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

  (b)
  A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

  (c)
  A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 11(f). Such Option will, to the extent surrendered, then cease to be exercisable.

  (d)
  In the case of Stock Appreciation Rights granted in relation to Options, if the Appreciation Right covers as many shares as the related Option, the exercise of a related Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Option, when a portion of the related Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Option.

  (e)
  Subject to Section 11(k) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

  (f)
  Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

  (i)
  The difference obtained by subtracting the purchase price of a share of Company Stock specified in the related Option from the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right, by

  (ii)
  The number of shares as to which such Stock Appreciation Rights will have been exercised.

  (g)
  A Stock Appreciation Right granted without relationship to an Option will be exercisable as determined by the Committee but in no event after ten years from the date of grant.

  (h)
  A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

  (i)
  The difference obtained by subtracting the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right, by

  (ii)
  the number of shares as to which such Stock Appreciation Rights will have been exercised.

  (i)
  Notwithstanding subsections (f) and (h) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted on the instrument evidencing the Participant's Stock Appreciation Right granted hereunder.

  (j)
  Payment of the amount determined under subsections (f) and (h) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that full payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

  (k)
  The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders of Stock Appreciation Rights the benefits of Rule 16b-3, or any successor provision in effect at the time of grant or exercise of a Stock Appreciation Right or as it may otherwise deem advisable.

12.    Rights as a Shareholder.

        No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

13.    No Employment Rights; No Right to Award.

        Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

        No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

14.    Securities Matters.

  (a)
  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the

x

    Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

  (b)
  The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

15.    Withholding Taxes.

        Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

        Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

16.    Notification of Election Under Section 83(b) of the Code.

        If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

17.    Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

        Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

18.    Amendment or Termination of the Plan.

        The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

19.    Transfers Upon Death; Nonassignability.

        Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

        During the lifetime of a Participant, the Committee may, in its sole and absolute discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

20.    Expenses and Receipts.

        The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

21.    Effective Date and Term of Plan.

        The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

22.    Applicable Law.

        Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of Delaware without reference to its principles of conflicts of law.

23.    Participant Rights.

        No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her for such shares.

24.    Unfunded Status of Awards.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25.    No Fractional Shares.

        No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

26.    Beneficiary.

        A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

27.    Interpretation.

        The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

28.    Severability.

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

[Form of Proxy Card for Stockholders]

MCLEODUSA INCORPORATED
ANNUAL MEETING OF STOCKHOLDERS

Friday, September 13, 2002

9:30 A.M. local time

at the St. Regis Hotel, Two East 55th Street at Fifth Avenue

New York, New York

[McLeodUSA logo]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE ANNUAL MEETING ON SEPTEMBER 13, 2002.

The herein-named stockholder of McLeodUSA Incorporated ("McLeodUSA") appoints G. Kenneth Burckhardt and Stephen C. Gray or either one of them, with full power of substitution, as proxies to cast all votes, as designated below, which the stockholder is entitled to cast at the 2002 Annual Meeting of stockholders to be held on Friday, September 13, 2002, at 9:30 a.m., local time, at the St. Regis Hotel, Two East 55th Street at Fifth Avenue, New York, New York, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly submitted, will be voted as directed by the stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, and "FOR" EACH OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" EACH OF PROPOSAL 2 AND PROPOSAL 3.

The stockholder named herein acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and revokes any proxy or proxies heretofore given. The stockholder may revoke this proxy at any time before it is voted by filing with the Secretary of McLeodUSA a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A stockholder who submits a proxy by telephone or through the Internet may also revoke it by submitting a new proxy using the same procedures at a later date.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. OR YOU CAN
GIVE YOUR PROXY BY CALLING THE TOLL-FREE TELEPHONE
NUMBER OR BY USING THE INTERNET,
EACH AS DESCRIBED IN THE INSTRUCTIONS ON THE
REVERSE OF THIS PROXY CARD.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Voting by telephone or through the Internet saves McLeodUSA postage and other expenses.

The deadline for telephone or Internet voting is 12:00 noon ET, September 12, 2002.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above.

  •
  Follow the simple instructions the voice message provides you.

VOTE VIA INTERNET—http://www.eproxy.com/mcld/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the Web site.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number, which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to McLeodUSA Incorporated, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

        If you vote by phone or the Internet, please do not mail your proxy card.
/*\ Please detach here/*\

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01	Thomas D. Bell, Jr.	04	Stephen C. Gray	☐	Vote FOR	☐	Vote WITHHELD
		02	Edward D. Breen	05	Jeong H. Kim		all nominees		from all nominees
		03	Dale F. Frey
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the Board of Directors' appointment of Deloitte & Touche LLP as McLeodUSA's independent public accountants for the 2002 fiscal year.	☐	For	☐	Against	☐	Abstain
3.	To approve the McLeodUSA Incorporated 2002 Omnibus Equity Plan.	☐	For	☐	Against	☐	Abstain

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope; if you choose to vote by phone or Internet, you will need to enter the Company Number and Control Number from all cards you receive.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
(Please date and sign here exactly as name appears at left. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)

QuickLinks

ELECTION OF DIRECTORS (Proposal 1)
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK OWNERSHIP BY MANAGEMENT AND MORE THAN 5% STOCKHOLDERS
SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS THAT MAY COME BEFORE THIS YEAR'S ANNUAL MEETING
  APPENDIX A
MCLEODUSA INCORPORATED 2002 OMNIBUS EQUITY PLAN
MCLEODUSA INCORPORATED ANNUAL MEETING OF STOCKHOLDERS Friday, September 13, 2002 9:30 A.M. local time at the St. Regis Hotel, Two East 55th Street at Fifth Avenue New York, New York